Exhibit 2.0

                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made this 19th day of November, 1999, by and among Beta Oil & Gas, Inc., a Nevada corporation ("Purchaser"), Beta Acquisition Company, Inc., an Oklahoma corporation ("Merger Sub"), and Red River Energy, Inc., an Oklahoma corporation ("Company") and the shareholders listed in Schedule A attached to this Agreement, individually (collectively, "Red River Shareholders").

                                    RECITALS

         A. The Company is engaged in the ownership, leasing, acquisition, exploration, drilling and development of oil and gas property, located in Oklahoma and the production and sale of oil and gas; B. The Purchaser owns 100% of the issued and outstanding capital stock of Merger Sub;

         B. The Purchaser owns 100% of the issued and outstanding capital stock of Merger Sub:;and

         C. Purchaser desires to acquire the Company's business by merging the Merger Sub with and into the Company in accordance with the terms and conditions of this Agreement in a transaction designed and intended to meet the requirements of Section ("ss.") 368(a)(l)(A) and ss.368(a)(2)(E) of the Internal Revenue Code of 1986, as amended ("Code") and as a result of such transaction the Company, following the merger of Merger Sub with and into the Company which shall be the Surviving Corporation and, as such, shall become a subsidiary of the Purchaser.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. CERTAIN DEFINITIONS. The definitions set forth below shall apply to the meaning of the terms as used throughout this Agreement. All other capitalized terms shall have the meaning as defined in other sections of this Agreement.

     1.1 "AFFILIATE" shall mean with reference to a particular Person (i) any Person, directly or indirectly, owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such particular Person;
(ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such particular Person; or (iii) any Person, directly or indirectly, controlled by, controlling or under common control with such particular Person

     1.2 "AGREEMENT" shall mean this Agreement and Plan of Merger.

     1.3 "BETA COMMON STOCK" shall mean the $.001 par value voting common stock of the Purchaser.

     1.4 "CLOSING" shall mean the consummation of the transactions contemplated by this Agreement.

     1.5 "CLOSING DATE" shall mean the date on which the Closing occurs pursuant to Section 2.4 hereof.

     1.6 "COMMISSION" shall mean the United States Securities and Exchange Commission.

     1.7 "COMPANY" shall mean Red River Energy, Inc., an Oklahoma corporation, and its predecessor, Red River Energy, L.L.C. which became a wholly owned subsidiary of Red River Energy, Inc. in a reorganization under ss.351 of the Code.

     1.8 "EFFECTIVE TIME" shall mean the time when the Certificate of Merger is filed as provided in Section 2.5 hereof and the Merger of Merger Sub with and into the Company becomes effective under applicable law.

     1.9 "RED RIVER SHAREHOLDERS" shall mean the shareholders set forth in Schedule A attached to this Agreement, who collectively, as of the date of this Agreement, own all of the issued and outstanding Red River Stock.

     1.10 "RED RIVER STOCK" shall mean the $1.00 par value voting common stock of the Company, which is the only authorized capital stock of the Company.

     1.11  "EMPLOYMENT   AGREEMENTS"  shall  mean  those  Employment  Agreements
attached hereto as Exhibit 7.1.9.

     1.12  "MERGER"  shall have the same  meaning  as set forth in  Section  2.2 hereof.

     1.13 "PERSON" shall mean an individual, partnership, corporation, trust, limited liability company, unincorporated organization, association or joint venture or a government, or an agency, political subdivision or instrumentality thereof.

     1.14 "Purchaser" shall mean Beta Oil & Gas, Inc., a Nevada corporation.

     1.15 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     1.16  "SURVIVING  CORPORATION"  shall have the same meaning as set forth in
Section 2.2 of this Agreement.

     1.17 "YEAR 2000 COMPLIANCE" shall mean that (a) no value for current date will cause any interruption in operation; (b) date-based functionality will behave consistently for dates prior to, during and after Year 2000; (c) in all interfaces and data storage, the first two digits in the year of any date are specified either explicitly or by unambiguous algorithms; (d) year 2000 will be recognized as a leap year; and (e) the year "00" will be read and correctly interpreted as the year "2000."

         All other capitalized terms shall have the meanings as specified elsewhere in this Agreement.

2.       The Merger and Consideration

     2.1 Red River Consideration. On the Closing Date, the shares of Red River Stock owned by the Red River Shareholders, consisting of 1,000 shares of Red River Stock which constitutes all of the issued and outstanding shares of the Company's capital stock, shall be converted into and become, and there shall be paid and issued, in exchange for such shares, Two Million Two Hundred Fifty Thousand (2,250,000) shares of Beta Common Stock which shall be issued by the Purchaser to the Red River Shareholders. Such shares of Beta Common Stock shall be divided and issued to each Red River Shareholder in proportion to their respective ownership interests in the Red River Stock as set forth in Schedule A attached hereto.

     2.2 Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and in accordance with Oklahoma law, Merger Sub shall be merged with and into the Company (the "Merger") and as a result of such Merger the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereafter sometimes referred to as the "Surviving Corporation".

         The Merger will have the effect set forth in the Oklahoma General Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any certificates, instruments and documents as shall be determined by the Board of Directors of the Surviving Corporation to be necessary and appropriate, in the name and on behalf of either the Company or Merger Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

     2.3 Shareholder Approvals. Subsequent to the date of this Agreement and prior to the Effective Time, the parties hereto shall obtain the requisite shareholder approval as required under their respective Articles or Certificate of Incorporation and Bylaws and under Nevada and Oklahoma law as follows:

          a. Purchaser Approval. Pursuant to Section 1.4b of Article XII of the Purchaser's Bylaws, the Purchaser, through its Board of Directors, shall duly call, give notice of, convene shareholders for the approval of this Agreement and the issuance of the shares of Beta Common Stock for the number of shares as contemplated under Section 2.1 hereof, all in accordance with Nevada law, its Articles of Incorporation and Bylaws. In addition, the Purchaser as the holder of 100% of Merger Sub's issued and outstanding Common Stock shall approve, by written consent of its Board of Directors, this Agreement and the Merger contemplated hereby in accordance with Oklahoma law and the Certificate of Incorporation of Merger Sub; and

          b. Company Approval. The Company, acting through its Board of Directors shall duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting") to consider and vote upon the approval and adoption of this Agreement and the Merger contemplated hereby, or shall seek the requisite written consent of its shareholders, all in accordance with Oklahoma law and its Certificate of Incorporation and Bylaws. The Company shall hold the Special Meeting or obtain such written consent as soon as practicable after the date hereof.

     2.4 Closing. The Closing Date shall occur on that date which is on or before three (3) days after the satisfaction and receipt of any and all required conditions and approvals, including any required approval of the shareholders of Purchaser; but in no event later than March 31, 2000. The Purchaser and the Company will use best efforts to close as soon as possible upon execution of this Agreement. In the event that the Closing Date falls on a Saturday, Sunday or Federal holiday, then the next succeeding date which is not a Saturday, Sunday or Federal holiday shall be the Closing Date. The Closing shall take place at the offices of the Company, 6120 S. Yale, Suite 813, Tulsa, Oklahoma, 10:00 a.m. Central Standard Time on the Closing Date, or at such other time or place as mutually agreed by the parties hereto. Such Closing may be accomplished by facsimile transmission of Closing Documents and facsimile signatures, provided that the original of such signed documents are transmitted to the party or parties entitled to receive such documents within three (3) business days following the Closing Date. The Closing shall be effective as of the close of business of the Closing Date. At the Closing, (a) the Company and the Red River Shareholders will deliver to Merger Sub and the Purchaser the various certificates and instruments and documents referred to in Section 7.1 hereof,
(b) Purchaser and Merger Sub will deliver to the Company and the Red River Shareholders the various certificates, instruments and documents referred to in
Section 7.2 hereof, and (c) Purchaser and Merger Sub will deliver to the Red River Shareholders in the manner provided below in Section 7.2.1 the Stock Certificates evidencing the consideration issued in the Merger.

     2.5 Consummation of the Transaction at the Closing. Purchaser, Merger Sub and the Company will each carry out the procedures specified under the applicable provisions of Oklahoma law as shall be necessary and appropriate to assure the effectiveness of the Merger. The Merger shall be consummated by filing the Certificate of Merger with the Secretary of State of Oklahoma in such form as required by, and executed in accordance with the relevant provisions of Oklahoma law to the extent required. Such Certificate of Merger shall provide for an amendment to the Company's Certificate of Incorporation to change its name to "Beta Operating Company."

     2.6 Effect of Merger. At the Effective Time:

          2.6.1 Surviving Corporation. Merger Sub shall be merged with and into the Company, with the Company as the Surviving Corporation, and the separate existence of Merger Sub shall cease. As a result of the Merger, the Red River Shareholders who held stock certificates representing the Red River Stock prior to the Merger shall cease to have any rights with respect to such stock and all rights, privileges, powers, franchises and interests of the Company and all of its properties, whether real, personal or mixed, all debts due on whatever account, and every other interest of the Company, whether tangible or intangible shall be deemed to vest in the Surviving Corporation without further act or deed, and all claims, demands, property and every other interest shall be as of the Effective Time the property of the Surviving Corporation to the same extent as previously owned or held by the Company.

          2.6.2 Certificate of Incorporation. Except as contemplated by Section 2.5, the Certificate of Incorporation of the Company in effect at and as of the Effective Time shall remain the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

          2.6.3 Bylaws. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law and provisions of such Bylaws.

          2.6.4 Directors and Officers. Immediately prior to the Effective Time of the Merger, the directors and officers of the Company as constituted immediately prior to the Effective Time shall tender their resignations to the Company as agreed upon in Exhibit 2.6.4. The number of directors of the Surviving Corporation and the persons serving as Directors of the Surviving Corporation shall be a minimum of three (3) directors and a maximum of six
     (6) directors (the exact number of which shall be determined by resolution of the directors of the Surviving Corporation). The number of directors and the individuals who shall serve as directors of the Surviving Corporation shall be determined by the Purchaser, as the sole shareholder of the Surviving Corporation immediately following the Effective Time and such persons as so appointed shall continue to hold office until their successors have been duly nominated, elected or appointed as provided under the Surviving Corporation's Bylaws as may subsequently be amended in accordance with the provisions thereof. The officers of the Surviving Corporation shall be appointed, immediately following the Effective Time and the election by the Purchaser of the directors of its Board of Directors, by the directors of the Surviving Corporation and such officers as so appointed shall hold such offices in the Surviving Corporation following the Effective Time, until such time as their successors have been duly appointed and qualified.

          2.6.5 The Merger. From and after the Effective Time, the Merger shall have all the effects provided for a merger under Oklahoma law, , which law shall govern the Surviving Corporation.

     2.7 Effect on Capital Stock.

          2.7.1 Conversion of Red River Stock. At the Effective Time, as a result of the Merger and without any action on the part of Purchaser, Merger Sub, the Company or the holders of any of their securities, all of the issued and outstanding shares of Red River Stock immediately prior to the Effective Time, held by the Red River Shareholders shall be delivered for surrender to the Purchaser on the Closing Date and at the Effective Time converted into the right to receive all of the shares of Beta Common Stock payable under this Agreement.

          The certificate or certificates representing Red River Stock shall after the Effective Time cease to have any rights with respect to such shares of Red River Stock except the right to the issuance of the number of shares of Beta Common Stock as provided in Schedule A attached hereto for such Red River Stock upon the surrender of such certificate or certificates in accordance with this Section 2.7 hereof. Upon the filing of the Certificate of Merger with the Secretary of State of Oklahoma, as a consequence of the Merger and without any other action on the part of the parties to this Agreement, each of the issued and outstanding shares of Red River Stock shall be cancelled and retired by the Surviving Corporation in exchange for the shares of Beta Common Stock as provided in Section 2.1 hereof and as set forth in Schedule A attached hereto and all other shares of the Company's capital stock shall automatically be cancelled and retired and no payment by the Purchaser or Merger Sub shall be made with respect to any such other capital stock, if any, of the Company. At the Closing, the Company shall issue to the Purchaser a stock certificate, registered on the Company's stock transfer records, in the Purchaser's name representing 1,000 shares of the Surviving Corporation's Common Stock, which shall have been duly authorized by the Board of Directors of the Company as constituted immediately prior to the Closing Date and such shares as so issued shall constitute the only issued and outstanding shares of the Surviving Corporation.

          2.7.2 Subsequent Transfer: Loss, Stolen or Destroyed Certificates. After the Effective Time, there shall be no transfer on the stock transfer books of the Surviving Corporation of shares of Red River Stock that were registered as outstanding immediately prior to the Effective Time other than the shares issued in the name of the Purchaser as required in Section
     2.7.1 hereof. If any registered certificate for the Company shall have been lost, stolen or destroyed, the Surviving Corporation, upon making of an Affidavit signed by the person claiming such certificate to have been lost, stolen or destroyed and setting forth the facts and other information relating to such loss or destruction shall, subject to the provisions of this Section 2.7.2, deliver a stock certificate for the appropriate shares of Beta Common Stock for the Red River Stock represented by such certificate in accordance with Section 2.1.1 hereof to the Person(s) legally entitled thereto. The Surviving Corporation, in the sole discretion of its Board of Directors and as a condition precedent to the delivery of the shares of Beta Common Stock in exchange for the shares of Red River Stock represented by such certificate, may require the owner of such lost, stolen or destroyed certificate to provide a bond or other security in such sum as it reasonably may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the certificate alleged to have been so lost, stolen or destroyed.

          2.7.3 Merger Sub Stock. Each share of the $.001 par value common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into the 1,000 shares of the Surviving Corporation's Common Stock as provided in Section 2.7.1 hereof, all of which shares shall be owned and held of record in the name of the Purchaser.

          2.7.4 Dissenting Shares. As provided in Section 3.1.4 hereof, the Red River Shareholders shall take whatever action is necessary and appropriate effectively to waive under the applicable provision of the Oklahoma General Corporation Act their rights to an appraisal of the shares of Red River Stock held by each of them, which represent all the authorized, issued and outstanding shares of the Red River Stock on and prior to the Closing Date.

3. Conditions Precedent to Obligations

     3.1 Conditions Precedent to the Purchaser's and Merger Sub's Obligations. The obligations of Purchaser and Merger Sub to be performed under this Agreement on or before the Closing Date are subject to each and all of the following conditions, any one or more of which may, however, be waived in whole or in part by Purchaser.

          3.1.1 Representations and Warranties. The representations and warranties of the Company herein contained shall be true on and as of the date hereof and as of the Closing Date in all material respects with the same force and effect as though made on and as of said date.

          3.1.2 Performance of Obligations. The Company shall have performed in all material respects all of the Company's covenants, undertakings, obligations, conditions and agreements required to be performed by it under this Agreement.

          3.1.3 Performance at Closing. The Company shall have performed each of the acts it is required to perform and delivered each of the certificates and other documents it is required to deliver, or appeared at Closing ready, willing and able to perform each of the acts it is required to perform and deliver each of the certificates and other documents it is required to deliver.

          3.1.4 Waiver of Dissenter's Rights. The Red River Shareholders shall have provided the Company prior to Closing a legally binding instrument executed by such Shareholders waiving all of their rights for an appraisal of the Red River Stock owned by them in accordance with the Oklahoma General Corporation Act and any other applicable provisions under Oklahoma law and to the extent applicable under Nevada law.

          3.1.5 Absence of Restraining Action. No suit, action or other proceeding shall be pending, or threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereunder.

          3.1.6 Absence of Litigation. The Company shall have disclosed to Purchaser in Exhibit 4.1.20 all suits, actions or other proceedings pending before any court or governmental agency, or threatened against or affecting the Company and Purchaser shall be satisfied that no such suit, action or other proceeding, if adversely determined, would have a material adverse effect on the value of the business, assets, or properties of the Company, or the value of the Red River Stock.

          3.1.7 No Attachment. None of the Company's assets or properties shall have been attached or levied upon or passed into the hands of a receiver or assignee for the benefit of creditors. No petition or similar instrument shall have been filed with respect to the Company under any bankruptcy or insolvency law, and no injunction or restraining order shall have been instituted against the Company that would have a material adverse effect on the Company.

          3.1.8 No Liens, Indebtedness. Except as set forth in Exhibit 3.1.8, the Company shall not be subject to indebtedness nor its properties or assets subject to liens or encumbrances of any kind, other than (i) indebtedness and liens for current taxes, wages and operating expenses in the normal course of business, payment of which at the time of Closing shall not yet be due; (ii) indebtedness identified in the Company's Financial Statements as set forth in Exhibit 4.1.7 attached hereto; (iii) any accounts payable or loans advanced to the Company subsequent to the Financial Statement Date which were incurred in the ordinary course of its business; (iv) any other indebtedness approved by the Purchaser; or (v) Permitted Encumbrances (as hereinafter defined).

          3.1.9 Resignations. Purchaser and Merger Sub shall have received the resignation dated as of the Closing Date of each director of the Company and the officers of the Company as agreed upon in Exhibit 2.6.4 that Purchaser requests so resign prior to the Closing.

          3.1.10 Corporate Records. Purchaser and Merger Sub shall have received the stock books, minute books, and corporate seal (if any) of the Company and its subsidiaries, if any.

          3.1.11 Consents and Waivers. All consents from third parties, including without limitation the Notification and Report Form only to the extent required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder ("HSR Act"), as well as any other consent or waiver required under any other Licenses, Leases, Permits, Approvals or Contracts set forth in Exhibits 4.1.17, 4.1.22, 4.1.24 and 4.1.28 attached hereto and as provided in
     Section 4.1.31 hereof and any other person or governmental bodies, necessary for the consummation of the transactions contemplated hereby shall have been obtained.

          3.1.12 Absence of Adverse Changes. The Company shall not have suffered any material adverse change in its financial condition, business, property or assets since the date of the Company's Financial Statements as set forth in Exhibit 4.1.7 attached hereto

          3.1.13 Opinion of Counsel. Purchaser and Merger Sub shall have received an opinion of counsel for the Company dated as of the Closing Date in form or substance as may reasonably requested by Purchaser.

          3.1.14 Certificates. Purchaser and Merger Sub shall have received the certificates and other closing documents required to be received under
     Section 7.1.6 and otherwise under Section 7.1 hereof on or prior to the Closing Date.

          3.1.15 Shareholder Approval. The shareholders of the Company shall have approved the Merger and the other transactions contemplated by this Agreement in accordance with the Oklahoma General Corporation Act.

     3.2 Conditions Precedent to the Company's and Red River Shareholders' Obligations. The obligations of the Company and the Red River Shareholders to be performed under this Agreement at Closing are subject to each and all of the following conditions, any one or more of which may, however, be waived in whole or in part by the Company or the Red River Shareholders.

          3.2.1 Representations and Warranties. The representations and warranties of Purchaser and Merger Sub set forth in this Agreement shall be true and correct in all material respects on and as of the date hereof and as of the Closing Date with the same effect as if made on and as of the said date.

          3.2.2 Performance of Obligations. Purchaser and Merger Sub shall have performed or complied with all of Purchaser's and Merger Sub's covenants, undertakings, obligations, conditions and agreements herein to be performed on or before Closing as contained in this Agreement, including, but not limited to, Purchaser's obligation to undertake the filing of the Shelf Registration pursuant to the requirements of and by no later than the date set forth in Section 9.15 and execution by the Surviving Corporation and Purchaser of the Employment Agreements.

          3.2.3 Performance at Closing. Each of Purchaser and Merger Sub shall have performed each of the acts it is required to perform and delivered each of the certificates and other documents it is required to deliver, or appeared at Closing ready, willing and able to perform each of the acts it is required to perform and deliver each of the certificates and other documents it is required to deliver.

          3.2.4 Absence of Restraining Action. No suit, action or other proceeding shall be pending, or threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereunder.

          3.2.5 Absence of Litigation. Purchaser shall have disclosed to the Company and the Red River Shareholders all suits, actions or other proceedings pending before any court or governmental agency, or threatened against or affecting Purchaser or Merger Sub and the Company and the Red River Shareholders shall be satisfied that no such suit, action or other proceeding which, if adversely determined, would have a material adverse effect on the value of the business, assets, or properties of the Purchaser or Merger Sub or the value of the Beta Common Stock.

          3.2.6 Certificates. The Company shall have received such certificates as are required by Section 7.2.3 hereof on or prior to the Closing Date.

          3.2.7 Opinion of Counsel. An opinion of counsel for Purchaser and Merger Sub shall have been delivered to the Company and the Red River Shareholders dated as of the Closing Date, substantially in the form or substance as may reasonably requested by the Company and the Red River Shareholders.

          3.2.8 Purchaser Shareholder Approval. The shareholders of the Purchaser shall have approved the Merger and the other transactions contemplated by this Agreement in accordance with the General Corporation Law of Nevada.

          3.2.9 Employment Agreements. Purchaser shall have caused the Company to execute and deliver the Employment Agreements.

          3.2.10 Absence of Adverse Changes. Neither Purchaser nor Merger Sub shall have suffered any material adverse change in its financial condition, business, property or assets since the date of this Agreement.

          3.2.11 Consents and Waivers. All consents from third parties, including without limitation the Notification and Report Form only to the extent required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder ("HSR Act"), as well as any other consent or waiver required under any other Licenses, Leases, Permits, Approvals or Contracts set forth in Exhibits 4.1.17, 4.1.22, 4.1.24 and 4.1.28 attached hereto and as provided in
     Section 4.1.31 hereof and any other person or governmental bodies, necessary for the consummation of the transactions contemplated hereby shall have been obtained.

          3.2.12 Filing of Shelf Registration. Purchaser shall undertake to file a Shelf Registration Statement with the Commission to the extent and within the time period required by Section 9.15 relating to the future resale of the shares of Beta Common Stock to be received by the Red River Shareholders.

          3.2.13 Nasdaq Listing of Shares. Purchaser shall undertake to file the necessary documents requesting that the shares of Beta Common Stock to be issued to the Red River Shareholders be listed on and available for trading on The Nasdaq Stock Market.

          3.2.14  Director  Appointment.   Rolf  N.  Hufnagel  shall  have  been
     appointed as a director of the Purchaser, effective immediately after the Effective Time.

4.       Representations and Warranties

     4.1 Representations and Warranties of Seller. The Company and the Red River Shareholders, represent and warrant to Purchaser and Merger Sub as of the date hereof and as of the Closing Date, as follows:

          4.1.1 Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, with full corporate power and authority to own, operate and lease its properties and its interests in properties (including its interests in oil and gas properties) and to carry on its business as now being conducted. The Company is qualified to do business and is in good standing in all jurisdictions where its properties, assets and/or activities and operations so require, which states are listed in Exhibit 4.1.1 attached hereto, except where the failure to qualify would not have a material adverse effect on the Company. True and correct copies of the Company's Certificate of Incorporation and all amendments thereto and restatements thereof, and the Company's Bylaws and all amendments thereof and restatements thereto are set forth in Exhibit 4.1.1 attached hereto.

          4.1.2 Binding Agreement. This Agreement has been executed and delivered by the Company and each of the Red River Shareholders as set forth above, constitutes the valid and binding obligation of the Company and the Red River Shareholders enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, general principles of equity, or similar laws affecting the rights of creditors generally, and will not conflict with, cause a breach, violate or be in contravention of or result in a default under the Company's Certificate of Incorporation, Bylaws or any other organizational or governing instrument of the Company, or of any Contract, Lease, indenture, promissory notes, agreement, mortgage or other instrument to which the Company is a party or by which any of its assets or property is bound or affected or, to the best of the Company's knowledge, any law, rule, License, regulation, judgment, decree or order of any court, agency or other authority to which jurisdiction the Company is subject. All corporate action necessary for the approval and/or ratification of this Agreement has been taken or will have been taken on or before the Closing.

          4.1.3 Authorized Stock The only authorized capital stock of the Company is 50,000 shares of its $1.00 par value common stock, of which, as of the date hereof, 1,000 shares of Red River Stock are issued and outstanding. The Red River Shareholders own such portions of the issued and outstanding shares of Red River Stock as set forth in Schedule A attached hereto. No other person has any legal ownership interest in and to any shares of the Red River Stock.

          4.1.4 Stock Fully Paid and Ownership of Securities. All issued and outstanding shares of the Red River Stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, there are not, and as of the Closing Date there will not be, any
     (i) options, warrants, purchase rights, subscription rights or other contract rights or commitments, stock appreciation rights, phantom stock or other any rights to purchase any shares of the Red River Stock or any debt or securities convertible into such shares or (ii) obligations of the Company, contractual or contingent, to issue any such options, warrants, rights or shares. As of the date hereof, record ownership of the Red River Stock is held 100% by the Red River Shareholders, and each such Shareholder owns of record and beneficially the number of shares set forth opposite such Shareholder's name in Schedule A attached to this Agreement. The Red River Shareholders represent and warrant that as of the Closing Date such Red River Stock will be free and clear of all pledges, liens, security interests, encumbrances or other restrictions (excluding restrictions imposed on the transfer of the Red River Stock under the Securities Act) and of all voting trusts, voting agreements, proxies and other voting restrictions.

          4.1.5 Indefeasible. The Red River Shareholders have good and indefeasible title to the shares of the Red River Stock to be transferred pursuant to the terms hereof and such shares at the Closing will be presented to the Surviving Corporation, free and clear of all pledges, liens, security interests, encumbrances, equities, claims or other restrictions (other than restrictions imposed under the Securities Act), and such Shareholders have full power and authority to consummate the transactions described herein.

          4.1.6 No Agreements. There are no agreements with any person with respect to (i) the sale, lease, exchange or other disposition of any of the Company's properties or assets, except in the ordinary course of its business; or (ii) the sale, pledge, hypothecation, transfer, assignment or other disposition of the ownership, direct or indirect, of any of the shares of the Red River Stock, the operation of which may in the future result in a change in control of the Company.

          4.1.7 Financial Representations. To be attached hereto within 15 days from the date hereof as Exhibit 4.1.7 are a Balance Sheet, Statement of Income (Loss and Deficit) and Statement of Changes in Financial Position (including notes to such financial statements) as of September 30, 1999, and for the Nine (9) month period then ended (collectively the "Financial Statements"). The Financial Statements will have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as disclosed therein, and will present fairly the financial position of the Company as of September 30, 1999, ("Financial Statement Date") and the results of operations for the Nine (9) month period then ended.

          4.1.8 No Liabilities. As of the Financial Statement Date, the Company had no material liabilities or obligations of any nature (whether accrued, absolute, contingent, and due or to become due) except as disclosed or reflected in the Financial Statements, or as set forth in Exhibit 4.1.8 attached hereto.

          4.1.9 No Change In Financial Condition. Except as set forth in Exhibit
     4.1.9 attached hereto, since the Financial Statement Date, there has not been, and neither the Red River Shareholders nor the Company know of (i) any event, condition or state of facts that has resulted or may reasonably be expected to result in any material adverse change in the financial condition, business, sales, income, properties, assets or liabilities of the Company from that shown on the Financial Statements; or (ii) any material adverse change with respect to any contracts to which the Company is a party or any event, circumstance, fact or other occurrence which may result in any material adverse change to the financial condition, business, sales, income, properties or assets of the Company; or (iii) any material damage, destruction or loss to the properties, assets or business of the Company, whether or not covered by insurance, as the result of any fire, explosion, accident, casualty, labor disturbance or interruption, requisition  or taking of  property  by any  governmental  body or  agency, flood, embargo, or act of God or the public enemy, or cessation, interruption or diminution of operations, which has materially and adversely affected or impaired or which may be reasonably expected to materially or adversely affect or impair the conduct of the Company's operations or business; or (iv) any labor trouble other than routine grievances (including without limitation any negotiation, or request for negotiation, for any representation or any labor contract) or to the Red River Shareholders' and the Company's knowledge any event or condition of any character which has materially and adversely affected or which may be reasonably expected to materially and adversely affect or impair the conduct of the Company's operations or business; or (v) any declaration, setting aside or payment of any dividend, or any distribution, in respect of the Red River Stock; or (vi) any redemption, purchase or other acquisition by the Company of any shares of the Red River Stock; or (vii) any significant loss of customers of the Company.

          4.1.10 Certain Tax Matters. The Company has, or shall have, prepared and duly filed (and to the best of its knowledge has done so accurately and correctly) all federal, state, county and local income, franchise, sales, use, real property personal property, ad valorem, production and severance tax returns and reports required to be filed as of the date hereof, and which shall be required to be filed on or before the Closing Date, with respect to the Company and has, or shall have duly paid, withheld or reserved for all taxes, penalties and other governmental charges required to be paid as of the date hereof that have been assessed or levied against or upon it or its properties, assets, income, franchises, licenses or sales, including, without limitations, federal, state, county and local income taxes, gross receipt property taxes franchise, sales, use, real property, personal property, ad valorem, production, severance and similar taxes and assessments (based on production of hydrocarbons or receipt of proceeds therefrom on the oil and gas properties or other assets and the business owned and operated by the Company, or to the extent that they relate to periods on or prior to the Financial Statement Date are reflected as a liability on the Financial Statements, or if not paid, is contesting such amounts in good faith by the appropriate proceedings. All such taxes and assessment, which have become due prior to the Effective Time have been or will have been timely and properly paid. In the event the Company is contesting such amounts in good faith, the Company has established a reserve for financial accounting purposes in connection with the business currently conducted by the Company, neither the Red River Shareholders nor the Company know of any proposal by any taxing authority for additional taxes or assessments against or upon the Company. To the best of the knowledge of the Red River Shareholders and the Company, all monies required to be withheld by the Company from employees for income taxes, social security and unemployment insurance taxes have, as of the date hereof, been collected or withheld, and as of the Closing Date shall have been collected and withheld, and either paid to the appropriate governmental agencies or set aside in cash for such purpose. The Company has not entered into any agreement for the extension of time or the assessment of any tax or tax delinquency, nor has the Company received any outstanding or unresolved notices from the Internal Revenue Service or any taxing body of any proposed examination or of any proposed deficiency or assessment or of any tax returns or tax liabilities due and payable. The Company has or will within ten (10) days of the date hereof, deliver to Purchaser an accurate, correct and complete copy of each return or statement filed by, on behalf of or including the Company for federal income tax purposes or state and local income or franchise tax purposes for the last three (3) tax years of the Company or for such period as the Company has been in existence. All material elections with respect to the taxes affecting the Company as of the date hereof are set forth in Exhibit
     4.1.10. After the date hereof, no written election permitted under federal, state or local income, property, franchise or other tax laws, ordinances, codes, rules or regulations will be made by the Company without Purchaser's and Merger Sub's express written consent. The provisions of this Section
     4.1.10 shall not apply to any federal or state income tax returns that may be due for a short period as a result of the Merger but rather shall be subject to filing by the existing officers of the Company within the time period normally required for any such filings following the Effective Date.

          4.1.11  Financial  Disclosure.  The  Company  has  made  available  to
     Purchaser and Merger Sub, all information known to the Red River Shareholders or the Company with respect to (i) accounts, borrowing resolutions and deposit boxes maintained by the Company at any bank or other financial institution and the account numbers and the names and addresses of all of the persons authorized to effect transactions in such accounts and pursuant to such resolutions and with access to such boxes; and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company and a summary of the terms thereof.

          4.1.12 Condition of Tangible Assets. To the best of the knowledge of the Company and the Red River Shareholders, all material tangible portions of the assets, and properties owned by the Company or in which the Company has a leasehold interest or a working interest, royalty interest, farmout or farmin interest or any other leasehold or mineral interest of any kind whatsoever in oil and gas or mineral properties, including the well equipment, pipe and other structures located thereon, including all real properties or leasehold interests in real property and structures thereon, are in good operating condition and repair, subject only to ordinary wear and tear in light of their respective ages and the respective uses for which they are currently used, and that the use of such tangible properties and assets conform and comply in all material respects with all rules, regulations and standards applicable to the Company or its assets or property, imposed by applicable federal, state or local laws, ordinances, codes, orders, rules or regulations.

          4.1.13 All Assets. The properties and assets of the Company as of the date hereof include (i) all properties and assets, whether or not reflected on the balance sheet included in the Financial Statements, including Licenses, Permits, Leases, Contracts, customer lists, goodwill and any other tangible or intangible assets disclosed in the Exhibits attached to this Agreement, and (ii) assets and properties acquired by the Company after the Financial Statement Date and on or before the date hereof in the ordinary course of business or as disclosed in the Exhibits attached to this Agreement, other than such properties and assets as shall have been transferred or otherwise disposed of by the Company in the ordinary course of business.

          4.1.14 Stock Transfer Records and Minute Books. The stock transfer records and corporate minutes books of the Company and its subsidiaries will be furnished to the Purchaser and Merger Sub at least ten (10) days prior to the Closing Date and will be complete and correct in all respects. The minutes books will accurately reflect all meetings, consents and other actions of the shareholders and Board of Directors of the Company since its incorporation.

          4.1.15 Defensible Title. Except for Permitted Encumbrances (as defined herein), the Company has good and defensible title to all of its assets and properties, including fee interests in real property and title to all its other properties and assets owned as of the date hereof, free and clear of all mortgages, liens, pledges, charges, claims (real or asserted) or encumbrances of any nature whatsoever. Title to the oil and gas interests included in the Company's assets and properties is not subject to being reduced by virtue of any reversionary or back-in interests or reassignments or payments required of the Company; the oil and gas interests are not subject to any joint venture agreements, farmout agreements, operating agreements, oil and or gas sales or processing contracts, preferential rights of purchase, consents to assignment, drilling and or development obligations or other burden, restriction or limitation with respect to the ownership interest of the Company therein, the operation thereof, or the disposition and processing of production attributable thereto which are not ordinary and customary in the oil and gas industry, or which contain any terms, provisions, conditions or agreements which are not ordinary and customary in the oil and gas industry or which decrease the Company's net revenue interest or increase the Company's working interest from the working interest and net revenue interests set forth in Exhibit 4.1.28. The Company owns the Working interest and net revenue interest shown in Exhibit
     4.1.28 in the oil and gas properties in which it has an interest. (b) Except as set forth in Exhibit 4.1.15 with respect to the oil, gas and other mineral leases, unit agreements, pooling agreements, communization agreements, and other documents creating oil, gas and mineral interest included in the oil and gas interests, (a) the Company has fulfilled all requirements for filings, certificates, disclosures of parties in interest, and other similar matters contained in (or otherwise applicable thereto by law, rule or regulation) the Leases or other documents applicable to it and is fully qualified to own and hold all such Leases or other interests; (b) there are no obligations (excluding implied covenants, if any) to engage in continuous development operations in order to maintain any such Lease or other interest in force and effect for the areas and depths covered thereby; (c) there are no provisions applicable to such Leases or other documents which increase the royalty share of the lessor thereunder, except where such increase would not decrease the Company's net revenue interest below those shown on Exhibit 4.1.28; and (d) subject to any express or implied covenants, upon the establishment of production in commercial quantities, the Leases and other interests are to be in full force and effect over the economic life of the property involved and do not have terms fixed by a certain number of years. With respect to tangible personal property held by the Company under lease, all such agreements are valid, binding and in full force and effect and the Company is not in default under any such Lease. As used in this Agreement with respect to an oil and gas property, the term "good and defensible title" shall mean title to such oil and gas property which is free and clear of liens and encumbrances (other than Permitted Encumbrances) and which entitles the Company to a net revenue interest in such oil and gas property that is no less than the net revenue interest that is set forth in Exhibit 4.1.28 and to a working interest in such oil and gas property that is no greater than the working interest shown in Exhibit 4.1.28 without a corresponding increase in net revenue interest.

          4.1.16 Permitted Encumbrances. The following liens, charges and other encumbrances of a similar nature are collectively referred to herein as the "Permitted Encumbrances" with respect to the properties and assets of the
     Company:

               (i) liens for current state or local property taxes not yet due and payable or subject to penalties; zoning ordinances, building laws, restrictions and regulations imposed by governmental authorities, if any, none of which is materially violated by existing buildings and uses by the Company;

               (ii) any assessment for local benefits levied by any governmental authority and not now a lien upon all or any portion of such real property; provided, however, neither the Red River Shareholders nor the Company know or have reason to know of any such assessment;

               (iii) liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen, and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date hereof and necessary or incident to the exploration, development, operation, and maintenance of oil and natural gas properties and related facilities and assets for sums not yet due or being contested in good faith by appropriate proceedings, which proceedings are disclosed in Exhibit 4.1.16 attached hereto and which liens Purchaser has approved as Permitted Encumbrances;

               (iv) any mortgage, deeds of trust or other encumbrances on leasehold properties which the Company is leasing from a third party and which is from the owner of the property. and does not adversely affect the Company's working interest or net revenue interest in the oil and gas properties;

               (v) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance, and other social security legislation (other than ERISA) to the extent such liens are for amounts not yet due;

               (vi) liens, easements, rights-of-way, restrictions, servitude, permits, conditions, covenants, exceptions, reservations, and other similar encumbrances incurred in the ordinary course of business or existing on property and not materially impairing the value of the assets of the Company or interfering with the ordinary conduct of the Company's business or rights to their assets,

               (vii) all rights to consent by, required notices to, filings with, or other actions by governmental authorities to the extent customarily obtained subsequent to closing,

               (viii) farmout, carried working interest, joint operating, unitization, royalty, overriding royalty, sales, and similar agreements relating to the exploration or development of, or production from, oil and natural gas properties entered into in the ordinary course of business, unless such agreements decrease the Company's net revenue interest or increase the Company's working interest from the interests set forth in Exhibit 4.1.28 attached hereto,

               (ix) any defects, irregularities, or deficiencies in title to easements, rights-of-way, or other surface use agreements that do not adversely affect the value of any asset of the Company,

               (x) preferential rights to purchase and third-party consents that would not be activated or triggered by the Merger and the other transactions contemplated by this Agreement, except that any such rights which affect the West Hunton Lime Unit shall be Permitted Encumbrances if they are listed in Exhibit 4.1.16 attached hereto and approved by Purchaser as Permitted Encumbrances;

               (xi) liens approved in writing by or on behalf of Purchaser,

               (xii) any liens, mortgages or security interests disclosed in the Financial Statements or on Exhibit 4.1. 16,

               (xiii) such imprefections of title, liens, easements or encumbrances, if any, as are not material in character, amount or extent and do not, severally or in the aggregate, materially detract from the value or materially and adversely interfere with the present use of the property subject thereto or affected thereby or otherwise materially impair the business and operations of the Company (for purposes of this subsection only, "material" shall mean the foregoing title defects with a cumulative value which in the aggregate exceeds $100,000).

          4.1.17 Leases and Licenses. Exhibit 4.1.17 attached hereto sets forth, as of the date hereof and which shall set forth as of the Closing Date, an accurate and complete list of all leases and purchases of real property or leases, including without limitation oil and gas leases or mineral interests and agreement relating thereto, license agreements and purchases of personal property (covering property with a purchase price as of the date hereof greater than $25,000) to which the Company is a party (whether as purchaser, lessor, lessee, licenser or licensee) (collectively, the "Leases and Licenses"). The Company, as purchaser, lessee or licensee, has entered into all such Leases and Licenses which the Company reasonably believes may be necessary for the conduct of the business and operation as now conducted. The Company has furnished to Purchaser accurate and complete copies of all such Leases and Licenses. The Company has good and defensible title to each of the leasehold and other interests created by the Leases and Licenses, free and clear of all security interests, claims, liens and encumbrances of any nature, other than Permitted Encumbrances. Each such Lease and License is in full force and effect. Each such Lease and License constitutes the legal, valid and binding obligation of the Company and, to the best of the knowledge of the Company and the Red River Shareholders, the other party or parties thereto, enforceable against the Company in accordance with its respective terms of each such lease or license except as may be limited by bankruptcy, insolvency, reorganization, readjustment of debt, moratorium, general principles of equity or other laws of general application related to or affecting the enforcement of creditor's rights generally. Neither the Company nor the Red River Shareholders have received notice or have any reason to know, of any claimed material default under any such Leases and Licenses except as set forth in Exhibit 4.1.17.

          4.1.18 Insurance. Exhibit 4.1.18 attached hereto sets forth, as of the date hereof, an accurate and complete list and brief description of the terms of all policies of insurance carried by the Company and designating the Company as the insured thereunder. The description of each policy consists of a description of the subject property, the insurance coverage, the deductibles and the additional insureds. The Company has furnished to the Purchaser and Merger Sub an accurate and complete copy of all such insurance policies. Except as set forth in Exhibit 4.1.18, to the best of the knowledge of the Red River Shareholders and the Company, no insurance carrier has refused any application for insurance by the Company or any other person on behalf of the Company with respect to any of its properties or assets or any of its Leases and Licenses.

          4.1.19 Intellectual Property Rights. Exhibit 4.1.19 attached hereto sets forth, as of the date hereof, an accurate and complete list of all letters patent, patent applications, trademarks, service marks, trade names, brands, logos, copyrights and licenses both domestic and foreign, and rights with respect to the foregoing, whether or not registered or registrable with any governmental authority, now owned or used by the Company. Neither the Red River Shareholders nor the Company have received notice, or otherwise have any reason to know, of any claimed or threatened infringement of the rights of others with respect to any patents, trademarks, service marks, trade names, brands, logos, copyrights and licenses used or owned by the Company, the loss of which would have a material adverse effect upon the business, operations, assets or financial condition of the Company.

          4.1.20 No Litigation. Except as set forth in Exhibit 4.1.20 attached hereto, there are no existing or pending or, to the best of the knowledge of the Company and the Red River Shareholders, threatened suits, actions, claims, or litigation, administrative, arbitration or other proceedings or governmental investigations or inquiries to which the Company or the Red River Shareholders are a party or to which any of the properties or assets thereof is subject.

          4.1.21 No Violation of Laws or Regulations. To the best knowledge of the Company and Red River Shareholders, the Company has materially complied with, and is not in any material respect in default under or in violation of, any laws, ordinances, requirements, regulations or orders applicable to its businesses and properties, nor is the Company in violation of or in default of any order, writ, injunction, judgment or decree of any court, arbitrator, or federal, state or local department official, commission, authority, board, bureau, agency or other instrumentality issued or pending against the Company which might adversely affect the Company's or the Red River Shareholders' ability to execute, deliver and perform their obligations under this Agreement or to consummate the transactions contemplated hereby or which challenges or seeks to prevent, enjoin, alter or materially delay any such transactions. Neither the Red River Shareholders nor the Company have received notice, or otherwise have any reason to know, of any claimed default or violation with respect to any of the foregoing. There have been no illegal payments, kickbacks, bribes or political contributions made by the Company to any person, entity or governmental or regulatory body in the United States or any foreign country or political subdivision.

          4.1.22 Approvals. All consents necessary or required to be obtained by the Company for the consummation of the transactions contemplated hereby are set forth in Exhibit 4.1.22 attached hereto. The Company will have obtained, on or before the Closing Date, all such consents, approvals and authorizations of all designations, declarations and notices required to be obtained or given, as the case may be, pursuant to the Certificate of Incorporation or the Bylaws of the Company or under or in accordance with any Lease, License, Permit, Contract, agreement, indenture or other instrument to which the Company is a party or by which the Company or any of its properties or assets are bound in connection with the execution, delivery and performance of this Agreement and the consummation of each transaction referred to in this Agreement. Subject to obtaining the approvals set forth in Exhibit 4.1.22, attached hereto, neither the execution, delivery or performance of this Agreement nor the conclusion of any transaction contemplated by this Agreement will result in any violation of, be in conflict with or constitute a default under any term or provision of the Certificate of Incorporation or the Bylaws of the Company or any such Lease, License, Permit, Contract, indenture or other agreement or instrument or the rules and regulations of any regulatory body.

          4.1.23 Labor Agreements. There are (i) no collective bargaining agreements between the Company and any labor union or other representative of employees, including local agreements. amendments, supplements, letters and memoranda of understanding of all kinds and (ii) no employment or consulting contracts which are not terminable at will without penalty to which the Company is a party.

          4.1.24 Contracts. Exhibit 4.1.24 attached hereto sets forth, as of the date hereof and as of the Closing Date, accurate and complete lists of the following:

               (i) except for the Leases and Licenses, all agreements, contracts, arrangements, commitments, understandings or obligations, oral or written, of the Company which are to be performed in whole or in part on or after the date hereof and which require or may require the payment by the Company in an amount, or under which the Company is required or may be required to provide goods or services of a value, greater than twenty-five thousand dollars ($25,000) during any period of twelve (12) consecutive months;

               (ii) any agreement to which the Company is a party or by which its properties or assets are bound that limits the freedom of such corporation to compete in any line of business or with any person; and

               (iii) all other agreements, contracts, arrangements, commitments, understandings or obligations, oral or written (other than oral contracts of employment), between the Company on the one part and one or more or all of the Red River Shareholders or any other officer or director of the Company on the other part, or in which any of such persons or entities has any financial interest, direct or indirect (including without limitation any agreements affecting the Company's properties or assets and agreements to make loans).

          The Red River Shareholders have furnished to the extent requested by Purchaser or Merger Sub or have made available for inspection by Purchaser and Merger Sub a copy of each agreement, contract, arrangement, commitment or obligation set forth on Exhibit 4.1.24, attached hereto. Collectively the contracts, agreements, arrangements, commitments or obligations set forth in this Section and listed in Exhibit 4.1.24, attached hereto, are referred to throughout this Agreement as the "Contracts." Except as set forth in Exhibit 4.1.24, each such Contract is in full force and effect and to the best of the Company's and the Red River Shareholders' knowledge the Company has performed in all material respects all of the obligations under each Contract required to be performed by it as of the date hereof and as of the Closing Date and no such Contract is in default, nor has any event occurred, which with the passage of time or giving of notice or both, will result in the occurrence of a default under any such Contract.

          4.1.25 Employees. The Company is not a party to any agreement, contract, arrangement, plan, commitment or understanding which has resulted or would result, upon the consummation of the transactions contemplated under this Agreement or otherwise, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code ss.280G nor is the Company obligated to pay any severance arrangements with any current or former employees of the Company or any of its subsidiaries. Attached hereto as Exhibit 4.1.25 is a true and complete list of all employees of the Company compensated by the Company. There are no employees of the Company who have employment contracts or employee benefit rights which cannot be terminated upon reasonable notice, except to the extent employment benefit rights must be continued as required by state and federal law.

          4.1.26 Environmental Matters. To the best knowledge of the Company and the Red River Shareholders, the Company has duly complied with, and the operation of its business, equipment and other assets in the facilities owned or leased by the Company and its subsidiaries, if any, are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinances, rules and regulations of any governmental or quasi governmental authority relating to
     (i) omissions, (ii) discharges, release or seepage to surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, or (vi) other environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Authorization Act of 1986; the Occupational Safety and Health Act, as amended; the Resource Conservation and Recovery Act of 1976; the Federal Water Pollution Control Act of 1970, as amended; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; the Emergency Planning and Community Right to Know Act of 1986, as amended; and the Clean Air Act, as amended; the Federal Water Pollution Control Act, as amended; the Oil Pollution Act of 1990, as amended; the Rivers and Harbors Act of 1899; the Hazardous and Solid Waste Amendments Act of 1984, as amended; and the Hazardous Materials Transportation Act, as amended (collectively "Environmental and Health Laws"). To the best knowledge of the Company and the Red River Shareholders, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices which are pending, anticipated or threatened against the Company, relating to violations of the Environmental and Health Laws. The Company has not received a notice of, and does not know or have any reason to suspect, any facts which might constitute a violation of any
     Environmental or Health Laws which relate to the use, ownership or occupancy of any property or facilities used by the Company in connection with the operation of its business or any activity of the Company's business which would result in a violation or threatened violation of any Environmental or Health Laws.

          4.1.27 Stock Representations. Subject to the rights of the Red River Shareholders under Section 9.15, the Red River Shareholders (i) intend to acquire the shares of the Beta Common Stock pursuant to Section 2.1 hereof solely for the purpose of investment and not for the resale and distribution thereof, and has no present intention to offer, sell, , assign or otherwise dispose of the same; (ii) are either accredited investors within the meaning of Rule 501(a) of Regulation D as promulgated under the Securities Act of 1933, as amended ("Securities Act") or sophisticated investors within the meaning of the judicial and regulatory rulings and interpretations of Section 4(2) of the Securities Act and Rule
     506(b)(2)(ii)  of Regulation D as  promulgated  under the  Securities  Act;
     (iii) will be required in connection with any reoffer or resale of the Beta Common Stock to (a) comply with Rule 144 and, in the case of those Red River Shareholders who are Affiliates of the Company, with Rule 145(d), as shall be applicable, (b) comply with any other exemption from registration under the Securities Act, or (c) offer and sell their shares of Beta Common Stock pursuant to an effective registration statement under the Securities Act; (iv) agree that they will not offer, sell., transfer, assign or otherwise dispose of ("disposition") any such shares of Beta Common Stock unless any such disposition shall comply with either Rule 145 or Rule 144, as the case may be, of the Securities Act or be registered or be exempt from registration under the Securities Act and shall comply with Rule 144, all applicable federal and state securities laws, and (v) agree and acknowledge that the stock certificates representing the shares of Beta Common Stock which will be acquired by the Red River Shareholders under this Agreement will contain a legend restricting the transferability of the shares of Beta Common Stock as provided herein and that stop order instructions may be imposed by the Purchaser's transfer agent restricting the transferability of such shares.

          4.1.28 Licenses, Facilities.

               (i) All licenses and authorizations material to the operation of the Company's oil and gas wells and other facilities owned, operated or leased by the Company, such oil and gas wells and other facilities being identified at Exhibit 4.1.28, attached hereto, and/or to the conduct of the Company's business are listed at Exhibit 4.1.28 attached hereto. The Company is operating the oil and gas wells and other facilities identified in full compliance with the authorizations identified; neither the Red River Shareholders nor the Company have any knowledge of any matters which might result in the supervision or revocation of such authorizations, or the issuance of any citation or forfeiture to the Company. To the best of the knowledge of the Company and the Red River Shareholders, there are no unsatisfied citations or notices of apparent liability issued or investigations ongoing, by any federal or state government agency, commission or other authority with respect to the oil and as wells and other facilities owned, operated or leased by the Company or their operation.

               (ii) The Company owns all of the equipment necessary or useful in the operation of the oil and gas wells and other facilities in accordance with their licenses and with the Company obligations under any agreements now in effect (the "Equipment"). All of the Equipment is in good repair and operable condition, ordinary wear and tear excepted, and have been, and will be, prior to Closing, operated in accordance with the authorizations for the oil and gas wells and other facilities and the rules and regulations of the federal and state regulatory agency, commission or other authority having jurisdiction over such oil and gas wells and other facilities.

               (iii) Purchaser, Merger Sub, the Red River Shareholders and the Company will cooperate in seeking authorizations or consents to the transfer of control to the Surviving Corporation, and each party will bear its expenses incurred in requesting such authorizations or consents required to be obtained under the provisions of this Agreement by such party. Purchaser, Merger Sub, the Red River Shareholders and the Company shall cooperate fully in responding promptly to any inquiries or objections related to such requests for authorizations or consents.

          4.1.29 Accounts Receivable. All of the accounts receivable of the Company as disclosed in the Financial Statements constitute valid receivables deemed collectible, have been incurred in the ordinary course of business consistent with past practices and, to the Company's and the Red River Shareholders' knowledge are collectible in the ordinary course of the Company's business, except to the extent of the reserve for bad debts or doubtful accounts as set forth in the Financial Statements attached hereto as Exhibit 4.1.7, and are not subject to any setoffs or counterclaims. To the knowledge of the Company and the Red River Shareholders, no part of such accounts receivable is contingent upon the performance by the Company of any obligation, and no agreements for deduction or discounts have been made with respect to any part of such receivables.

          4.1.30 Payables. The list of itemized accounts payable of the Company as shown on Exhibit 4.1.30 as of the Financial Statement Date attached hereto represent a complete list of all of the Company's accounts payable to its creditors as of such date, are true and correct and are not currently in default as of the date hereof and as of the Closing Date. The Company shall not incur any additional accounts payable between the date hereof and the Closing Date other than in the ordinary course of business without Purchaser's express written consent.

          4.1.31 Permits. To the best knowledge of the Company and the Red River Shareholders, the Company has obtained all permits, licenses and any other approvals or authorizations (collectively "Permits") in connection with the ownership, operation, or leasing of the oil and gas wells and facilities in which the Company has an interest and the drilling and completion, or proposed drilling and completion, of oil and gas wells and the extraction, removal, transportation and gathering of oil and gas under any existing oil and gas leases or other Leases, Licenses or Contracts relating to the operation of its oil and gas properties or leasehold interests which are presently being operated or which are currently in effect. All such Permits are presently valid and in full force and effect and no revocation, cancellation, or withdrawal thereof has been effective or to the best of the knowledge of the Company and the Red River Shareholders, threatened. Except as disclosed herein, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the termination of, or change in, any such Permits.

          4.1.32  Employee Benefit Matters.

               (i) Employee Salaries and Benefits. Exhibit 4.1.32 consists of a true and complete list of all of the salaries of all employees of the Company and a true and complete list of the plans, programs and arrangements providing profit sharing, retirement, pension, savings, thrift, deferred compensation, stock options, stock purchases, group insurance, accident, sickness, medical, dental and disability benefits, and all vacation pay, severance pay, incentive compensation, consulting agreements, bonuses and other employee benefits or fringe benefits maintained currently or at any time in the past three (3) years by the Company or with respect to which contributions are made or have been made at any time in the past six (6) years by the Company (including health insurance, life insurance and other benefit plans maintained for retirees) whether or not such plans, programs and arrangements consist "employee benefit plans" within the meaning of
          Section 3(3) of the Employees Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plans, programs and arrangements are in the nature of formal or informal understandings, and whether or not such plans, programs and arrangements are pursuant to any collective bargaining arrangements. Such plans, programs and arrangements are collectively referred to herein as "Benefit Plans".

               (ii) Compliance with ERISA. To the best knowledge of the Company and the Red River Shareholders, each Benefit Plan of the Company which is covered by ERISA complies in all material respects and has been administered in all material respects in accordance with the applicable provisions of ERISA and the Code, including, without limitations, the satisfaction of all applicable recording, disclosure, fiduciary and tax qualification requirements under ERISA and the Code. The Company has filed or caused to be filed with the Internal Revenue Service annual reports on form 5500 or 5500C or 5500R, as applicable, for each Benefit Plan for all years and periods for which such reports were required. To the best knowledge of the Company and the Red River Shareholders, all statements and disclosures made on the documents or forms filed or distributed pursuant to the applicable reporting and disclosure requirements under ERISA and the Code have been true and complete in all material respects and have been filed or distributed timely. No Benefit Plan has incurred any excise tax liability.

               (iii) Funding. The Company has made all payments and contributions to all Benefit Plans on a timely basis as required by the terms of each such Plan, ERISA and the Code. All such payments and contributions have been deducted fully by the Company for federal income tax purposes. Such deductions have not been challenged or disallowed by any governmental authority and the Company has no reason to believe that such deductions are not properly allowable. The Company has funded or will fund each Benefit Plan in accordance with the terms of each Benefit Plan and, with respect to the current plan year for benefits accrued through the Closing Date, including the payment of applicable premiums on any insurance contract funding a Benefit Plan for coverage provided through the date hereof.

               (iv) Prohibited Transactions. To the best knowledge of the Company and the Red River Shareholders, no "prohibited transaction" as defined in ss.406 of ERISA or ss.4975 of the Code, has occurred with respect to any Benefit Plan other than any such transaction which is exempt under ss.408 of ERISA or ss.4975(d) of the Code. No fiduciary violations, as defined in ss.404 of ERISA, have occurred with respect to which the Company could have any present or future liability or obligations.  Each  Benefit  Plan  is,  and  has  been,  operated  and
          administered  in  accordance   with  the   appropriate   written  plan
          documents.

               (v) Determination Letters. The Internal Revenue Service has issued to the Company letters determining that any Benefit Plan operated by the Company is qualified under ss.401(a) and related sections of the Code to the extent applicable and the related trust of such Benefit Plans operated as qualified plans are exempt from federal income tax under ss.501(a) of the Code. To the best knowledge of the Company and the Red River Shareholders, there have been no occurrences since the date of any such determination letter which have adversely affected or which could adversely affect such qualification.

               (vi) Medical Plans. Each Benefit Plan that provides medical and related benefits has been operated in compliance with all requirements of ss.ss.601 through 608 of ERISA and either (i) ss.ss.162(i)(2) and
          (k) of the Code and the regulations promulgated thereunder (prior to 1989) or (ii) ss.4980(B) of the Code and the regulations promulgated thereunder (after 1988) relating to the continuation of coverage under certain circumstances in which coverage could otherwise cease. Exhibit
          4.1. 32(vi) attached hereto is a true and complete list of all former employees of the Company and their respective beneficiaries who, as of the date hereof, are receiving or who are eligible to elect to receive benefits pursuant to such plans and the provisions of ERISA and the Code.

               (vii) Post Retirement Benefits. No Plan, program or arrangement maintained by the Company provides for post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits, except to the extent of the continuation coverage rules as provided under the provisions of ss.4980B of the Code and ss.ss.601 through 608 of ERISA.

               (viii) Communications. All communications with respect to each Benefit Plan by any person having the requisite authority to make such communications reflect and always have reflected accurately the plan documents and operations of each such Benefit Plan. There have been no written statements or communications, and to the best knowledge of the Company and the Red River Shareholders, no oral statements or communications made to any employee or former employee of the Company in any form by any person (including, without limitation, any officer, director or any other employee of the Company having the requisite power to do so) which provide for or could be construed as a contract or promise by the Company to provide for any pension, welfare or other insurance type benefits to any such employee or former employee, whether before or after retirement, other than benefits under the Benefit Plans listed in Exhibit 4.1.32 attached hereto.

               (ix) Severance. The Company has no severance arrangements with any current or former employee of the Company and neither Purchaser nor Merger Sub shall have any liability for severance payments to employees of the Company who voluntarily incur a separation from service prior to and including the Closing Date or as a result of the consummation of the transactions contemplated by this Agreement.

          4.1.33 Directors and Officers. Exhibit 4.1.33 attached hereto is a correct and complete list as of the date hereof showing the names of each of the Officers and Directors of the Company, each of whom has been duly elected or appointed.

          4.1.34 No Subsidiary. Except as set forth in Exhibit 4.1.34, the Company does not have any subsidiaries and does not own shares of common stock or capital stock in any other corporation or a participating interest or other interest in any limited liability company, partnership, joint venture, strategic alliance or any other entity, association or business arrangement.

          4.1.35 Sale of Production. Except as set forth in Exhibit 4.1.35, no hydrocarbons produced from the Company's oil and gas properties are subject to a sales contract (other than a contract or division order terminable upon no more than 30 days notice), and no person has any call upon, option to purchase or similar rights with respect to production from the Company's oil and gas properties. The Company is receiving proceeds from the sale of production from the properties in a timely manner, and the proceeds payable to Company are not being held in suspense by any production purchaser or operator and are not subject to refund.

          4.1.36 Prepayments and Imbalances. The Company is not obligated by virtue of a production payment, prepayment arrangement under any contract containing a "take or pay", advance payment or similar provision, gas balancing agreement or other arrangement to deliver hydrocarbons at some time after the Effective Time, without then or thereafter receiving full payment therefor.

          4.1.37 Demands for Release. The Company has not received any currently pending demands for release regarding any portion of any oil and gas leases or demands for reconveyance of any interest in any of the oil and gas properties.

          4.1.38 Operating Agreements. With respect to any and all operating agreements affecting any of the Company's oil and gas properties: (1) there are no outstanding calls or payments in excess of $25,000 under authorities for expenditures for payment which are due from Company and have not been paid; (2) there are no operations with respect to which either Company is a non-consenting party or is subject to a prior non-consent election the effect of which is not reflected in the working interest and net revenue interest of the Company reflected in Exhibit 4.1.28.

          4.1.39 Plugging Operations. There are no pending governmental or other requests or demands to plug, replug or abandon any well which have not been satisfied.

          4.1.40 Surface Rights. The Company has obtained the surface leases and rights-of-way necessary to conduct its operations on the Company's oil and gas properties in the manner in which they have been conducted prior to the Effective Time.

          4.1.41 Suspense Accounts. Suspense accounts for production proceeds payable to third parties that are maintained by Company are adequate for the purposes for which they were created, and will contain sufficient monies at the Closing Date to satisfy obligations to such third parties for the payment of their proceeds of production as of the Closing Date.

          4.1.42 ""Full Disclosure". None of the written information provided by the Company and the Red River Shareholders to Purchaser and Merger Sub in connection with the negotiation of this Agreement contains any intentionally misleading statement of a material fact. No representation or warranty of the Red River Shareholders set forth in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

     4.2 Representations and Warranties of Purchaser and Merger Sub. Purchaser and Merger Sub, jointly and severally, represent to the Company and the Red River Shareholders as follows:

          4.2.1 Good Standing. Purchaser and Merger Sub are both corporations duly organized, validly existing and in good standing under the laws of Nevada and Oklahoma, respectively, with full corporate power and authority to own, operate and lease their properties and to carry on their respective businesses as now being conducted. Purchaser and Merger Sub are both qualified to do business and in good standing in all jurisdictions where their properties, assets and operations so require. Purchaser and Merger Sub have all requisite power and authority to enter into this Agreement and perform their obligations under this Agreement. A true and correct copy of Merger Sub's Articles of Incorporation and all amendments thereto and restatements thereof, certified by the Oklahoma Secretary of State and Merger Sub's Bylaws and all amendments thereof and restatements thereto, certified as true, complete and accurate by the Secretary of Merger Sub are set forth in Exhibit 4.2.1 attached hereto.

          4.2.2 Binding Agreement. This Agreement has been executed and delivered by each of Purchaser and Merger Sub, and constitutes the valid and binding obligation of Purchaser and Merger Sub enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, general principles of equity or similar laws affecting the rights of creditors generally. This Agreement and the performance of this Agreement by Purchaser and Merger Sub will not conflict with, breach, violate or be in contravention of or result in a default under Purchaser's or Merger Sub's Articles or Certificate of Incorporation, By-laws or any other organizational or governing instrument of Purchaser or Merger Sub, or of any agreement, mortgage or other instrument to which either Purchaser or Merger Sub is a party or by which any of its assets or property is bound or affected or, to the best of Purchaser's knowledge, any law, rule, license, regulation, judgment, decree or order of any court, agency or other authority which has jurisdiction over the business, properties, assets and activities of Purchaser or Merger Sub. All corporate action necessary for the approval and/or ratification of this Agreement has been taken, or in the case of the submission of this Agreement for approval by Purchaser's shareholders in accordance with Purchaser's Bylaws will have been taken on or before Closing Date.

          4.2.3 Litigation. There are no pending or to the best of Purchaser's and Merger Sub's knowledge, threatened suits, actions, inquiries, claims, arbitrations, administrative or legal or other proceedings or governmental investigations or to which either Purchaser or Merger Sub is a party or to which any of its properties or assets thereof is subject.

          4.2.4 No Violation of Laws or Regulations. To the best knowledge of the Purchaser, Purchaser has materially complied with, and is not in any material respect in default under or in violation of, any laws, ordinances. requirements, regulations or orders applicable to its businesses and properties, nor is Purchaser in violation of or in default of any order, writ, injunction, judgment or decree of any court, arbitrator, or federal, state or local department official, commission, authority, board, bureau, agency or other instrumentality issued or pending against the Purchaser which might adversely affect the Purchaser's ability to execute, deliver and perform its obligations under this Agreement or to consummate the transactions contemplated hereby or which challenges or seeks to prevent, enjoin, alter or materially delay any such transactions. Purchaser has not received notice, or otherwise has any reason to know, of any claimed default or violation with respect to any of the foregoing. There have been no illegal payments, kickbacks, bribes or political contributions made by the Purchaser to any person, entity or governmental or regulatory body in the United States or any foreign country or political subdivision.

          4.2.5 Current Filings With SEC. Purchaser has filed all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other applications and reports required to be filed by Purchaser with the Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The Company and the Red River Shareholders have access under the EDGAR system and have reviewed (i) each registration statement, report on Form 8-K, proxy statement or information statement prepared by it since December 1, 1998, and (ii) Purchaser's Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, and September 30, each in the form (including exhibits) filed with the Commission (collectively, the "Purchaser SEC Reports"). As of their respective dates, the Purchaser SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.  Each  of  the  consolidated  balance  sheets  included  in the
     Purchaser SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Purchaser and its Subsidiaries as of its date and each of the consolidated statements of income, of stockholders' equity and of cash flows included in or incorporated by reference into the Purchaser SEC Reports (including any related notes and schedules) fairly presents the results of operations, stockholders' equity and cash flows, of Purchaser and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material to Purchaser and its subsidiaries taken as a whole in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Other than the Purchaser SEC Reports, Purchaser has not filed any other definitive reports or statements with the Commission since January 1, 1999.

          4.2.6 Purchaser's Stock. The only authorized capital stock of Purchaser is fifty million (50,000,000) shares of its $.001 par value voting common stock, which is the Beta Common Stock. The number of shares of Beta Common Stock which are issued and outstanding as of the date hereof is as set forth in Exhibit 4.2.6 attached hereto. All outstanding shares of capital stock of the Purchaser have been duly authorized and validly issued and are fully paid and nonassessable. Except as specifically stated in the SEC Reports and Exhibit 4.2.6 attached hereto, as of the date of this Agreement, there are outstanding (a) no shares of capital stock or other voting securities of Purchaser, (b) no securities of Purchaser convertible into or exchangeable for shares of capital stock or voting securities of Purchaser, and (c) no options, warrants or other rights to acquire from Purchaser, and no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of Purchaser, obligating Purchaser to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Purchaser or obligating Purchaser to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses 4.2.6(a), 4.2.6(b) and 4.2.6(c) being referred to collectively as the "Purchaser Securities"). There are no outstanding obligations of Purchaser to repurchase, redeem or otherwise acquire any Purchaser Securities. Upon issuance of the 2,250,000 shares of Beta Common Stock to the Red River Shareholders, such shares of Beta Common Stock will be validly issued, fully paid and nonassessable. The Beta Common Stock is currently listed on the Nasdaq Small Cap Market.

          4.2.7 Year 2000 Compliance.The Purchaser will not suffer a material adverse effect attributable to a lack of Year 2000 Compliance in any system, process or equipment owned or utilized by the Purchaser, or any other aspect of its business and operations, or any system, process or equipment of any of its material customers, suppliers or vendors.

          4.2.8 Vote Required.The affirmative vote of the holders of a majority of the outstanding shares of Beta Common Stock is the only vote of the holders of any class or series of Purchaser Securities or other voting securities necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

5.       Activities Prior to the Closing Date

     5.1 Operation of Company's Business. The Red River Shareholders and the Company (for purposes of this Section 5, all references to the "Company" shall include each of the Company's subsidiaries, if any) hereby agree that from and after the date hereof to the Closing Date, except as otherwise contemplated by this Agreement, the Company shall conduct its business solely in the ordinary course consistent with past practices, and the Company shall, and the Red River Shareholders shall cause the Company to:

          5.1.1   Organizational   Documents.   Not  amend  its  Certificate  of
     Incorporation or Charter or Bylaws, except as may be necessary to carry out this Agreement or as required by law;

          5.1.2 Corporate Name. Not change its corporate name or permit the use thereof by any other corporation, person or entity;

          5.1.3 Compensation. Not pay or agree to pay any employee, officer, or director, without the consent of Purchaser and Merger Sub, compensation which is in excess of the current compensation level of each employee, officer or director, except for standard periodic increases to non-management employees consistent with past practices in terms of timing and amount;

          5.1.4 Management. Not make any changes in management without the prior written consent of Purchaser and Merger Sub;

          5.1.5 Reorganizations or Other Related Transactions. Not merge or consolidate with any other corporation, or acquire, agree to acquire or be acquired by any corporation, association, partnership, joint venture or other entity without the prior written consent of Purchaser and Merger Sub;

          5.1.6 Disposition or Abandonment of Assets. Not sell, transfer or otherwise dispose of any of its properties or assets or its interests in oil and gas properties or other mineral properties nor abandon any of its oil and gas wells, Equipment or other facilities without the prior written consent of Purchaser and Merger Sub, except in the ordinary course of business;

          5.1.7 Indebtedness. Not create, incur, assume or guarantee any indebtedness for money borrowed except for trade and other indebtedness incurred in the ordinary course of business, unless the Company first advises Purchaser and receives its consent thereto.

          5.1.8 Encumbrances. Not create or suffer to exist any Encumbrance on any of its properties or assets, including without limitation its interests in oil and gas properties or other mineral properties, equipment or other facilities, except for Permitted Encumbrances and those in existence on the date hereof;

          5.1.9 Increase of Indebtedness. Not increase the amount of any indebtedness outstanding under any loan agreement, mortgage or borrowing arrangement in existence on the date hereof, unless the Company first advises Purchaser and Merger Sub and receives their consent thereto except for additional borrowings required to fund the working capital needs of the Company in the ordinary course of business under any line of credit loan identified in the Company's Financial Statements to the extent permitted thereunder by the documentation relating thereto in effect as of the date hereof and then only to the extent that the Company has first notified Purchaser of any such borrowings under the line of credit subsequent to the date hereof and both Purchaser and Merger Sub approve such borrowings;

          5.1.10 Payables. Pay when due, in accordance with past practices, all of its accounts payables and trade obligations;

          5.1.11 Maintenance of Assets. Maintain its facilities, assets and properties, including without limitation the Equipment in good operating repair, order and condition, reasonable wear and tear excepted, and notify Purchaser and Merger Sub promptly upon any loss of, damage to or destruction of any of its facilities, properties or assets;

          5.1.12 Insurance. Not allow to lapse and maintain in full force and effect all insurance coverage of the types and in the amounts set forth in the Exhibits attached hereto and apply the proceeds received under any insurance policy or as a result of any loss of, damage to, or destruction of any of its facilities, properties or assets, including the Equipment, to the repair or replacement of such facilities, properties or assets, including the Equipment;

          5.1.13 Contracts and Permits. Maintain in full force and effect all Leases, Licenses, Contracts and Permits for or related to the operation of its business in all respects and in all places as its business is now conducted;

          5.1.14 Goodwill. Use its best efforts to preserve its business organization in tact, to keep available the services of its present employees and to preserve the goodwill of its customers and others having business relations with it;

          5.1.15 Issuance of Securities. Not issue any additional capital stock, options, warrants, or other rights to purchase capital stock or securities convertible into or exchangeable for capital stock of the Company; not declare, set aside or pay any dividend or make any other distributions in respect of any of the Company's shares of capital stock;

          5.1.16 Repurchase of Securities and Repayment of Indebtedness. Except as approved by Purchaser after first being notified of any such event, not make any direct or indirect redemption, purchase or other acquisition of shares of the Company's capital stock or make any direct or indirect repurchase, repayment or retirement of any principal of, or interest on, any indebtedness other than regularly scheduled payments of principal and interest as provided in the promissory note evidencing any of the Company's indebtedness;

          5.1.17 Litigation. Promptly advise Purchaser and Merger Sub in writing of the commencement of, and of any known threat to commence, any suit, claim, action, arbitration, legal or administrative proceedings, governmental investigation or tax audit against the Company;

          5.1.18 Monthly Financial Statements. Deliver to Purchaser and Merger Sub as soon as available monthly financial statements ("Monthly Financial Statements") of the Company commencing with the month of October, 1999, and for each calendar month thereafter prior to the Closing Date;

          5.1.19 Elections to Participate and Nonconsents. Not to elect to not participate in operations for the drilling of any new well or the fracturing or recompletion of any existing well, without the prior written consent of Purchaser. Purchaser shall respond timely to any requests for such consent.

          5.1.20 Miscellaneous. Not enter into any agreement or otherwise agree to take any action in violation of the negative covenants set forth in this
     Section 5 or take, agree to take or omit to take any action that would make any representation or warranty inaccurate.

     5.2 Access to Information.

          (a) The Company and Red River Shareholders will cooperate fully with Purchaser and Merger Sub, and the Company shall provide, and the Red River Shareholders shall cause the Company to provide, to Purchaser and its accountants, counsel and other representatives (collectively "Advisors") during normal business hours, (i) full access to the books, records, Equipment, oil and gas leases, title opinions and other information concerning the oil and gas properties and other real estate owned or leased by the Company or in which the Company has an interest, and all other Contracts, Leases, Licenses and Permits relating to the assets and operations of the Company's oil and gas business and properties and all work papers relating to the Company of the Company's independent accountants and (ii) full opportunity to discuss the Company's business affairs and assets with its officers, employees, agents and independent accountants ("Company's Advisors") and furnish to Purchaser, Merger Sub and their Advisors copies of such documents, records and information with respect to the affairs of the Company as Purchaser, Merger Sub or its Advisors may reasonably request.

          (b) The Purchaser will cooperate fully with the Company and the Red River Shareholders, and the Purchaser shall provide to the Company and its Advisors during normal business hours, (i) full access to the books, records, Equipment, oil and gas leases, title opinions and other information concerning the oil and gas properties and other real estate owned or leased by the Purchaser or in which the Purchaser has an interest, and all other Contracts, Leases, Licenses and Permits relating to the assets and operations of the Purchaser's oil and gas business and properties and all work papers relating to the Purchaser of the Purchaser's independent accountants and (ii) full opportunity to discuss the Purchaser's business affairs and assets with its officers, employees, agents and independent accounts ("Purchaser's Advisors") and furnish to the Company, the Red River Shareholders and their Advisors copies of such documents, records and information with respect to the affairs of the Purchaser as the Company, the Red River Shareholders or their Advisors may reasonably request.

     5.3 Confidentiality. Purchaser, Merger Sub, their respective officers, directors and employees shall retain in confidence and shall cause their Advisors to retain in confidence, all information obtained by them pursuant to the investigations made by Purchaser or its Advisors pursuant to Section 5.2 (the "Confidential Information"). The Red River Shareholders, the Company, its officers, directors and employees and the Company's Advisors shall retain in confidence, all information obtained by them in connection with any investigation undertaken by such persons as a result of Purchaser or Merger Sub providing such Persons such access to information of the Purchaser or Merger Sub as provided in this Agreement. The parties agree that Confidential Information shall not include information which (i) was or becomes generally available to the public other than as a result of a Red River disclosure by Purchaser, Merger Sub, the Red River Shareholders, the Company or any of their officers, directors or employees or any of their Advisors, (ii) was or becomes available to Purchaser, Merger Sub, the Red River Shareholders, the Company, any of their officers, directors or employees or their Advisors on a non-confidential basis from a source other than Purchaser, Merger Sub, the Red River Shareholders, the Company or the Company's Advisors, provided that such source is not bound by a confidential agreement or (iii) was, or in the future is, developed independently by Purchaser, Merger Sub or their Advisors or by the Red River Shareholders, the Company or their Advisors without reference to the information furnished by the Purchaser, Merger Sub, the Red River Shareholders or the Company or the Company's Advisors, as the case may be. The parties understand and agree that all of the Confidential Information supplied to Purchaser, Merger Sub or their Advisor or to the Red River Shareholders or the Company or their Advisors is provided on the understanding that such Confidential Information shall remain the property of Purchaser, Merger Sub or the Company, as the case may be, and that all copies and originals of any Confidential Information furnished pursuant to this Agreement from one party to another will be returned to the party furnishing such Confidential Information or, at the option of the party to whom the Confidential Information belongs, destroyed promptly upon such party's request after termination of this Agreement as provided under Section 8 hereof. Pending the Closing of the transactions contemplated hereby or if this Agreement is terminated as provided in Section 8 hereof, a party receiving the Confidential Information of another party shall not use such information to its economic or financial advantage or benefit.

     5.4 Benefit Plans. Between the date hereof and the Closing Date the Company will not establish or implement a new Benefit Plan of any kind whatsoever.

     5.5 Best Efforts and Standstill. Subject to the other provisions of this Agreement, the Red River Shareholders and the Company will use their best efforts to cause the conditions listed in Section 3.1 hereof to be satisfied on or before the Closing Date. Subject to the other conditions of this Agreement, Purchaser and Merger Sub will use their best efforts to cause the conditions listed in Section 3.2 hereof to be satisfied on or before the Closing Date. The Red River Shareholders and the Company further agree that they will not enter into, request, solicit or engage in any Red River discussions, negotiations, understandings or agreements with any person or entity other than Purchaser and Merger Sub relating to the merger, consolidation or sale of the Company or Red River Stock or the properties and assets of the Company (other than in the ordinary course of business) unless this Agreement is terminated pursuant to
Section 8 hereof.

     5.6 Listing of Purchaser Common Stock. Purchaser shall notify The Nasdaq Stock Market of the issuance of the shares of Beta Common Stock in connection with the consummation of the Merger and to use its reasonable best efforts to list and cause such shares of Beta Common Stock to be eligible for trading on the Nasdaq Small Cap Market or the Nasdaq National Market System if the Beta Common Stock is then eligible for listing thereon.

     5.7 Meeting of Stockholders of Purchaser. If Purchaser does not obtain the written consent required for the Merger by the holders of a majority of the outstanding shares of Beta Common Stock ("Purchaser Stockholder Consent"), Purchaser shall cause a meeting of its stockholders (the "Purchaser Stockholder Meeting") to be duly called and held as soon as reasonably practicable, for the purpose of voting on the approval and adoption of this Agreement and the Merger (the "Purchaser Stockholder Approval"). The board of directors of Purchaser shall recommend approval and adoption of this Agreement by Purchaser's stockholders. In connection with the Purchaser Stockholder Consent or the Purchaser Stockholder Meeting, as the case may be, Purchaser (x) will promptly prepare and file with the Commission, will use its reasonable best efforts to have cleared by the Commission and will thereafter mail to its stockholders as promptly as practicable the Purchaser Information Statement or Purchaser Proxy Statement and all other proxy materials for the Purchaser Stockholder Meeting, as applicable, (y) will use its best efforts, subject to the immediately preceding sentence, to obtain the Purchaser Stockholder Consent or the Purchaser Stockholder Approval and (z) will otherwise comply with all legal requirements applicable to the Purchaser Stockholder Consent or the Purchaser Stockholder Meeting.

6. Post-Closing Covenants. The Red River Shareholders, the Company and Purchaser and Merger Sub agree as follows with respect to the period following the Closing.

     6.1 Cooperation of The Red River Shareholders and Former Officers of Company. The Red River Shareholders and the current officers and directors of the Company, will reasonably cooperate upon and after the Closing Date in effecting the Merger and the orderly transfer of the assets and properties as well as the control of the Company to Purchaser by using their reasonable efforts to cause any federal, state or local governmental body, and every agency and department and instrumentality thereof, to have contracts between such government, agency, department and instrumentality and the Company, to the extent required under any existing Contracts between the Company and such governmental body, as a result of the change of control of the Company, to be approved and transferred into the name of the Company under the control of the Purchaser following the Closing. To the extent that any other contract between the Company and any other third parties require approval as a result of the Merger, the Red River Shareholders and the current officers and directors of the Company will reasonably cooperate in effecting any such approval such that the Contracts will remain intact and enforceable in accordance with the terms thereof. To the extent required to effect any such approval and transfer of control, the Red River Shareholders and the current officers and directors of the Company will execute any appropriate and reasonable documents or instruments required to accomplish such result.

     6.2 Litigation Support. If and to the extent that the Company is actively contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (collectively "Proceedings") in connection with (i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, planning, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the Company, the Red River Shareholders and the current officers and directors of the Company will reasonably cooperate with Purchaser, Merger Sub and their counsel in contesting or defending against any such Proceedings, making available any personnel of the Company, and providing such testimony in access to their books and records as shall be reasonably necessary in connection with contesting or defending against such Proceedings. Except to the extent that Purchaser and Merger Sub are entitled to indemnification with respect to contesting or defending any such Proceedings, Purchaser and Merger Sub shall bear the cost and expense of contesting or defending against any such Proceedings.

     6.3 Disposition of Confidential Information. After the Closing, the Red River Shareholders and the current officers and directors of the current Company will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Purchaser and Merger Sub or destroy, at the request and option of Purchaser and Merger Sub, all tangible correspondence, documents, instruments, memorandums and all other writings (and all copies thereof) which embody the Confidential Information which are in such persons' possession. Afer the Closing, if the Red River Shareholders or current officers or directors of the Company are requested or required (by oral question or request for information or document in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to Red River, disclose any Confidential Information, the Red River Shareholders and the current officers or directors of the Company will notify Purchaser and Merger Sub promptly of any such request or requirement to enable Purchaser and Merger Sub to seek an appropriate remedy to enjoin the Red River disclosure of such Confidential Information or waive compliance with the provisions of this Section. The foregoing provision shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of Red River disclosure.

     6.4 Other Transitional Matters. The Red River Shareholders and the current officers and directors of the Company will not take any action which primarily is designed or intended to have the effect of Red River discouraging lessor, licenser, customer, supplier, or other business associate of the Company or any of its subsidiaries from maintaining the same business relationships with the Company and its subsidiaries after the Closing as it maintained with the Company and its subsidiaries prior to the Closing. The Red River Shareholders and the current officers and directors of the Company will refer all lessor, licensor, customer and supplier inquiries relating to the business of the Company and any of its subsidiaries to Purchaser from and after the Closing Date.

     6.5  Employee  Benefits.

          (a) Following the consummation of the Merger, Purchaser shall continue to provide to individuals who are employed by the Company as of the effective time of the Merger (the "Effective time") and who, if any, remain employed with Purchaser or any Subsidiary of Purchaser ("Affected Employees"), for so long as such Affected Employees remain employed by Purchaser or any Subsidiary of Purchaser, employee benefits (other than salary or incentive compensation) pursuant to employee benefit plans, programs, policies or arrangements maintained by Purchaser or any
     Subsidiary of Purchaser providing coverage and benefits which, in the aggregate, are generally comparable to those provided to employees of Purchaser in positions comparable to positions held by Affected Employees with Purchaser or its Subsidiaries from time to time after the Effective Time.

          (b) Purchaser will, or will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

     6.6 Cooperation After Closing. In case at any time after the Closing Date any further action is necessary or desirable to carry out and accomplish the purposes of this Agreement and the transactions contemplated hereunder, the Red River Shareholders and the current officers and directors of the Company, in the case of the Company's and the Red River Shareholder's performance under this Agreement, and Purchaser, in the case of Purchaser's and Merger Sub's performance under this Agreement, will take such further action as the party seeking or requesting such performance ("Requesting Party") may reasonably request, including executing and delivering such further instruments and documents as shall be necessary or appropriate to accomplish and effectuate such transaction. Except as to costs and damages associated with the indemnification of Purchaser and Merger Sub, as provided below, all costs and expenses relating to any such matters after the Closing Date will be borne by Purchaser and Merger Sub.

     6.7 Continuity of Business. Following the Merger, the Surviving Corporation will continue the historic business of the Company or use a significant portion of the Company's business assets in a business.

     6.8 Bank Guarantees. Following the Closing, Purchaser shall use its best efforts to cause the release of the personal guarantees executed by the Red River Shareholders which secure the Company's indebtedness to the Bank of Oklahoma, National Association ("Bank") as described in Exhibit 6.8 attached hereto to the extent that the Bank is willing to consent to such a release. As an inducement for the Bank to release the Red River Shareholders from their personal guarantees of the indebtedness described in Exhibit 6.8, Purchaser will execute a guaranty required by the Bank to guarantee such indebtedness in substitution of the personal guarantees of the Red River Shareholders only to the extent of their current guarantees with the Bank. After the Closing, Purchaser shall indemnify and hold the Red River Shareholders harmless from and against any and all amounts which any or all of the Red River Shareholders are required to pay on account of the guaranties set forth in Exhibit 6.8 attached hereto prior to their release from such guaranties only, however, to the extent of their personal guarantee obligations as currently in effec

     6.9 Tax Treatment. Purchaser shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization under Section 368 of the Code.

7.       Delivery of Closing Documents.

     7.1 Delivery of Closing Documents to Purchaser and Merger Sub. Subject to the fulfillment of all of the conditions set forth in Section 3.1 hereof, at the Closing, the following documents, agreements, and instruments shall be duly delivered by the Company and the Red River Shareholders:

         Certificates representing the shares of Red River Stock which shall be duly executed in blank or with a duly executed stock power attached thereto, endorsed in blank, in order to effect the transfer of the shares of Red River Stock from the Red River Shareholders to Purchaser, with all stock transfer, tax stamps, if any, affixed and cancelled and if required by Purchaser's transfer agent shall be guaranteed by a United States Commercial Bank or by a broker who is a member of the New York Stock Exchange or is otherwise approved by the transfer agent of Purchaser to guarantee signatures in connection with such transfer;

          7.1.1 The Resignations of the Officers and Directors of the Company as agreed upon in Exhibit 2.6.4 and as requested by Purchaser prior to the Closing;

          7.1.2 The books and records referred to in Section 3.1.10 hereof;

          7.1.3 The opinion of Conner & Winters, A Professional Corporation, counsel for the Company in the form and substance reasonably requested by Purchaser;

          7.1.4 A certificate of good standing from the State of Oklahoma certified by the appropriate official of such state, dated as of the date not more than five (5) days prior to the Closing Date evidencing that the Company is duly qualified and in good standing and in effect indicating that the Company has filed all franchise tax returns due to the date of such certificate, that all taxes shown on such returns to be due have been paid in full, and that there are no outstanding franchise tax claims or assessments against the Company as of the date of such certificate;

          7.1.5 All consents and approvals referred to in section 3.1.11 hereof;

          7.1.6 The Company's closing certificate in the form of Exhibit 7.1.6 attached hereto;

          7.1.7 Certificate of Merger as contemplated by Section 2.5 hereof;

          7.1.8 To the extent appropriate and only if any secured loan, for which the Company is currently obligated is paid in whole or in part on or prior to the Closing Date (which is not contemplated as of the date hereof), documentation (including without limitation, duly executed UCC-3 termination statements) satisfactory in form and substance to Purchaser and Merger Sub as requested by Purchaser and Merger Sub to release all or a portion of such Encumbrances to the extent of such loan repayment, if any, in favor of any of the holders of any such indebtedness on the property and assets of the Company;

          7.1.9 Employment Agreement between the Surviving  Corporation and Rolf
     N. Hufnagel and Robert E. Davis, Jr., executed by them and the Purchaser in the form attached hereto as Exhibit 7.1.9; and

          7.1.10 Such other documents or instruments of further assurance or conveyance as shall be deemed necessary and appropriate by the Purchaser and Merger Sub.

     7.2 Delivery of Documents to the Company and the Red River Shareholders. Subject to the fulfillment of all conditions set forth in Section 3.2 hereof, at the Closing, the following documents, agreements and instruments shall be duly delivered by the Purchaser and Merger Sub to the Company and Red River
Shareholders:

          7.2.1 Stock Certificates representing shares of Beta Common Stock to be issued to each of the Red River Shareholders in the amounts set forth in Schedule A attached hereto;

          7.2.2 Certificates of good standing from the Nevada and Oklahoma Secretary of State (as appropriate), dated not more than five (5) days prior to the Closing Date evidencing that Purchaser and Merger Sub are duly qualified and in good standing and in effect indicating that Merger Sub has filed all franchise taxes on the date of such certificate, that all taxes shown on such returns to be due have been paid in full, and that there are no outstanding franchise tax claims or assessments against Merger Sub as of the date of such certificate;

          7.2.3 Purchaser's and Merger Sub's closing  certificate in the form of
     Exhibit 7.2.3 attached hereto;

          7.2.4 The opinion of Clanahan, Tanner, Downing & Knowlton, P.C. to be in form and substance reasonably requested by the Company and the Red River Shareholders; and

          7.2.5 Employment Agreements between the Surviving Corporation, Rolf N. Hufnagel and Robert E. Davis, Jr., executed by Surviving Corporation and the Purchaser, in the form attached hereto as Exhibit 7.1.9.

          7.2.6 Certificate of Merger as contemplated by Section 2.5 hereof; and

          7.2.7 Such other documents and instruments of further assurance and conveyance as shall be deemed necessary and appropriate to the Closing of the transactions contemplated hereby.

8.       Termination

     8.1 Events of Termination. Anything contained elsewhere in this Agreement to the contrary notwithstanding, prior to the Closing Date, this Agreement may be terminated by written notice of termination as follows:

     8.1.1 Mutual Consent. Any time by mutual consent of the Company and Purchaser or Merger Sub;

     8.1.2 Prior to Closing Date. By the Company or Purchaser or Merger Sub if the other party shall have (i) misstated to any material extent any representation or been in breach of any warranty contained herein, or (ii) breached any covenant, undertaking or restriction contained herein, and such misstatement or breach has not been cured by the earlier of (a) thirty (30) days after the giving of notice of such party of such misstatement or breach or (b) the Closing Date

     8.1.3 Delay. By either party by written notice to the other party if the Closing shall not have occurred on or prior to March 31, 2000; provided, however, that the right to terminate this Agreement under this Section 8.1.3 shall not be available to any party whose failure to fulfill or perform any obligation under this Agreement has been a substantial cause of, or has substantially resulted in, the failure of the Closing to occur on or before such date.

     8.1.4 Amendment of Exhibits. By the party ("Receiving Party") receiving Exhibits, Schedules or Attachments or amendments thereto from the other party to this Agreement which disclose information which such Receiving Party determines to materially adversely affect the economic, financial or business considerations previously determined by the Receiving Party in entering into this Agreement setting forth its or his objection to such Exhibit, Schedule or Attachment and to which such Receiving Party gives ten (10) days written notice to the party furnishing such Exhibits, Schedules or Attachments.

     8.1.5 Consequences of Termination. In the event of a termination and abandonment hereof pursuant to the provisions of this Section 8, this Agreement shall become void and have no effect, without any liability on any of the parties or their directors or officers or stockholder in respect of this Agreement, except that (a) the agreements contained in this Section 8.1.5, in
Section 5.3 and in Section 9.2 shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from a breach by that party of its representations, warranties, covenants, agreements or other obligations under this Agreement prior to such termination. In addition, if this Agreement is terminated as provided under Section 8.1.2 hereof, the party, misstating or breaching this Agreement shall be obligated to pay the other party's costs and expenses incurred in connection with this Agreement, including actual attorney's fees. Otherwise, if the transactions contemplated hereunder cannot be consummated for reasons beyond the control of the parties hereto, provided they have used their best efforts to acquire the approvals and consents hereunder, or this Agreement is terminated under the provisions of Sections 8.1.1 or 8.1.3 hereof , then each party hereto will pay its own expenses, including without limitation its attorneys' fees and costs.

9.       Miscellaneous

     9.1 Notices. Any notices under this Agreement shall be in writing, signed by the party giving the same and transmitted by registered or certified United States Mail or by a generally accepted national courier service providing confirmation of delivery, and addressed to the party to receive the notice at the address set forth below or such other address as any party may specify by notice to the other party, and shall be deemed properly given and received when actually given and received:

          If to Purchaser:                  Beta Acquisition Company, Inc.
                                            901 Dove Street, Suite 230
                                            Newport Beach, California 92660
                                            Attn:  Steve Antry

          With a copy to:                   J. Chris Steinhauser

          If to the Company
          and Red River Shareholders:       Red River Energy, Inc.
                                            6120 South Yale Avenue, Suite 813
                                            Tulsa, Oklahoma 74136

          With a copy to:                   Conner & Winters, A Professional
                                            Corporation
                                            3700 First National Tower
                                            15 East 5th Street
                                            Tulsa, Oklahoma 74103
                                            Attention:  Lynnwood R. Moore, Jr.

     9.2 Brokerage Commissions.

          9.2.1 The Company hereby represents and warrants to Purchaser that the Company has not engaged or utilized the services of any broker or finder in connection with this transaction and that no commissions are payable with respect to this transaction. The Company hereby agrees to indemnify and hold Purchaser and the Company harmless from and against any liability for any claims of any broker or finder claiming by, through or under the Company or the Red River Shareholders.

          9.2.2 Purchaser and Merger Sub hereby represent and warrant to the Company and the Red River Shareholders that neither the Purchaser nor Merger Sub have engaged or utilized the services of any broker or finder in connection with this transaction and that no commissions are payable with respect to this transaction. Purchaser and Merger Sub hereby agree to indemnify and hold the Red River Shareholders and the Company harmless from and against any liability for any claims of any other broker or finder claiming by, through or under Purchaser and Merger Sub.

     9.3 Successors and Assigns. This Agreement is personal to the parties hereto and may not be assigned, transferred, delegated or nullified without the prior written consent of all of the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     9.4 Arbitration. Any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration at a mutually agreed upon location in Newport Beach, California; provided, however, that nothing in this Section shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association, in force at the time of any such dispute, by a panel of three (3) single arbitrators selected in accordance with the procedures of the American Arbitration Association. Each party shall pay its own expenses associated with such arbitration, including 50% of the expenses of the arbitrator, provided that the prevailing party in any arbitration shall be entitled to reimbursement of reasonable attorney's fees and expenses (including, without limitation, arbitration expenses) relating to such arbitration. The award of the arbitrator, based upon written findings of fact and conclusions of law, shall be binding upon the parties; and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

     9.5 No Oral Modifications. No amendments or modifications to this Agreement shall be made or deemed to have been made unless in writing executed and delivered by the party to be bound thereby. Any provision of this Agreement may be waived, amended, supplemented or modified only by agreement in writing of the parties hereto.

     9.6 Waiver. The failure of any party to this Agreement to insist upon strict performance of any of the terms of this Agreement will not constitute a waiver of any of its rights under this Agreement or its right subsequently to assert, rely upon, or enforce any provision of this Agreement.

     9.7 Governing Law. This Agreement shall be interpreted, governed by and enforced according to the laws of the State of Oklahoma.

     9.8 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

     9.9 Headings and Captions for Convenience. The headings and captions contained in this Agreement are for convenience only and shall not be considered in interpreting the provisions hereof.

     9.10 Counterparts. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

     9.11 Representations, Warranties and Covenants. Notwithstanding any investigation made by or on behalf of the Company, the Red River Shareholders or Purchaser prior to or after the Closing Date, all representations, warranties and covenants of the parties hereto contained herein shall survive and remain in full force and effect for a period equal to the earlier of (i) the date that the first independent consolidated audit report of Purchaser and the Surviving Corporation is issued after the Closing Date, or (ii) one year after the Closing Date.

     9.12 Remedies for Misrepresentation or Breach by Red River Shareholders. In the event of:

          (a) any inaccuracy in any representation or the breach of any warranty made by the Red River Shareholders and the Company in or pursuant to this Agreement or any Exhibit, Schedule or other attachment to this Agreement,

          (b) any failure by the Red River Shareholders and the Company duly to perform or observe any term, provision, covenant, or agreement in this Agreement to be performed or observed on the part of the Red River Shareholders and the Company, or

          (c) action, suit, investigation, proceeding, demand, assessment, audit, judgment and claim, including any employment-related claim arising out of the foregoing (collectively "Claims"), against the Company or any of its subsidiaries, even though such Claims may not be filed or come to light until after the Closing Date, Purchaser shall have the right to demand an adjustment to the number of shares of the Beta Common Stock issued to the Red River Shareholders as provided in Section 2.1 hereof and a return of a portion of the shares of the Beta Common Stock to recompense Purchaser for the amount of the loss resulting from such misrepresentation or breach , the number of shares to be determined by dividing the amount of the loss by the closing price per share of Beta Common Stock as quoted at the Nasdaq Small Cap Market or the Nasdaq National Market System (as applicable) on the Closing Date. Notwithstanding anything contained in the foregoing to the contrary, any and all such adjustments in the number of shares of Beta Common Stock shall not exceed in the aggregate 225,000 shares of Beta Common Stock over the period provided in Section 9.11 hereof.

          Purchaser and Merger Sub hereby covenant and agree to immediately provide to the Red River Shareholders any and all notifications or other correspondence it receives related to matters which may affect this indemnity.

          The Red River Shareholders' obligation to return shares of Beta Common Stock to Purchaser as provided hereunder shall not exceed in the aggregate ten percent (10%) of the total shares issued to them as determined on the Closing Date. The Red River Shareholders shall have no obligation to return shares of Beta Common Stock until the aggregate losses as provided under this Section 9.12 exceed One Hundred Thousand Dollars ($100,000) and shall be liable to return a portion of the shares of Beta Common Stock received by them on the Closing Date only for the losses in excess of such amount. The amount of any losses for which an adjustment is required to be made under this Section 9.12 bythe Red River Shareholders shall be computed net of any insurance proceeds received by the Surviving Corporation or Purchaser with respect to the matter out of which such liability arose. Each party agrees to use commercially reasonable efforts to mitigate any damage or expense resulting from any matter giving rise to the losses covered under this Section. It is agreed that the obligations of the Red River Shareholders under this Section 9.12 shall be solely for the benefit of Purchaser, Merger Sub and the Surviving Corporation and may not be enforced by any insurer under any subrogation or similar agreement or arrangement or by any governmental authority except as a receiver for Purchaser or Surviving Corporation. The liability of the Red River Shareholders hereunder shall be joint and several. No claims for losses under this Section 9.12 may be asserted by Purchaser or Surviving Corporation under this section from and after the period set forth in Section 9.11 of this Agreement. If one or more of the Red River Shareholders who are required to return shares of Beta Common Stock under the provisions of this Section 9.12 have sold all or a portion of their shares of Beta Common Stock such that such shareholder(s) are unable to return shares of Beta Common Stock as provided herein, such shareholder(s) obligation hereunder shall be paid in cash in an amount equal to the closing market price of the shares of Beta Common Stock, as determined on the Closing Date, for which delivery thereof to Purchaser cannot be made.

          Any dividends accruing or paid on the shares of Beta Common Stock required to be returned under this Section 9.12 shall be returned to Purchaser upon determination of the loss in the manner provided in this Section 9.12.

         As used in this Section 9.12 and Section 9.13, the term "loss" shall mean and include (y) all losses, damages, costs and expenses, including without limitation pre- and post-judgment interest, penalties, court costs and attorneys' fees and expenses, and (z) all demands, claims, actions, costs of investigation, causes of action, proceedings, arbitrations, judgments, settlements and assessments.

         After the Closing, the remedies provided in this Section 9.12 to Purchaser, Merger Sub and the Surviving Corporation shall be exclusive of any other rights or remedies available to Purchaser, Merger Sub or the Surviving Corporation, either at law or in equity, for breach of this Agreement or any certificates delivered pursuant hereto; provided that none of Purchaser, Merger Sub or the Surviving Corporation waives the right to seek specific performance or injunctive relief.

     9.13 Purchaser's Indemnification. In the event of:

          (a) any inaccuracy in any representation or the breach of any warranty made by Purchaser or Merger Sub in or pursuant to this Agreement or any Exhibit, Schedule or other attachment to this Agreement of Purchaser or Merger Sub; or

          (b) any failure by Purchaser or Merger Sub of their duty to perform or observe any item, provision, covenant or agreement in this Agreement to be performed or observed on the part of Purchaser or Merger Sub,

     Purchaser  shall be  obligated  to issue  additional  shares of Beta Common
Stock to each of the Red River Shareholders in proportion to the number of shares issued to them by Purchaser on the Closing Date to cover any losses resulting from any such misrepresentation or breach provided in (a) and (b) above. The obligation to issue additional shares of Beta Common Stock to the Red River Shareholders under this Section 9.13 shall not exceed 225,000 shares of Beta Common Stock and shall be determined based on the closing price of the shares of the Beta Common Stock as determined on the Closing Date. The provisions of Section 9.12 regarding the determination of the loss, , the limitation concerning the aggregate amount of losses (i.e., $100,000) which must be incurred before the adjustment in the number of shares is required, and the offset of such losses by any insurance proceeds received are hereby incorporated by reference as part of this Section 9.13 and shall apply with equal force and effect to Purchaser with respect to its obligations under this Section 9.13 as it applies to the Red River Shareholders under Section 9.12 and in furtherance thereof for purposes of this Section 9.13 all references to the Red River Shareholders under Section 9.12 shall be to Purchaser where applicable.

     9.14 No Benefit To Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective heirs, successors, assigns, and such representations, warranties, covenants and agreements shall not be construed as conferring, and are not intended to confer, any rights on any other persons.

     9.15 Registration of Securities.(a) As used in this Section 9.15, the following terms have the meanings set forth below:

"Disadvantageous Condition" has the meaning set forth in Section 9.15(b)(iv).

"Holders" means the Red River Shareholders or any person who becomes a holder of Subject Securities after the Closing Date as a result of a No-Sale Transaction.

"No-Sale Transaction" means a transfer from a Holder of Subject Securities that does not constitute a "sale" (as such term is understood and defined under the Securities Act), including without limitation a distribution from a Holder that is a corporation, partnership, joint venture, limited liability company, association or trust to the owner of a beneficial interest in such Holder.

"Registration Expenses" has the meaning set forth in Section 9.15(e).

"Registration Termination Date" means the second anniversary of the date when the Commission first declares the Shelf Registration Statement effective.

"Shelf Registration Statement" means a registration statement on Form S-1 or S-3 filed with the Commission under the Securities Act.

"Subject Securities" means the shares of Beta Common Stock issued to the Red River Shareholders pursuant to the Merger and any common stock or other security issued or issuable as a dividend or other distribution with respect to, or in exchange for, or upon conversion or in replacement of, any of such Beta Common Stock.

"Suspension Notice" has the meaning set forth in Section 9.15(b)(iv).

          (b) (i) By no later than March 31, 2000, Purchaser shall prepare and file with the Commission a Shelf Registration Statement for the purpose of registering the resale in the market from time to time of the Subject Securities by Holders or by potential assignees of such Holders to which all or a portion of such Holders' Subject Securities may be transferred in a No-Sale Transaction.

          (ii) Purchaser will use its best efforts to have the Shelf Registration Statement promptly declared effective by the Commission on or after the filing of such Shelf Registration Statement and thereafter to maintain the effectiveness of the Shelf Registration Statement and to maintain such Shelf Registration Statement "current" (as below defined) at all times until the Registration Termination Date. Purchaser shall promptly give written notice to the Holders when the Registration Statement has been declared effective by the Commission and is available for use by Holders for the resale of Subject Securities.

          (iii) The Shelf Registration Statement shall not be considered to be "current" at any time when, by reason of occurrence of any event or by reason of the passage of time, the Shelf Registration Statement does not meet the requirements of Section 10, Section 12(2) or Section 17 of the Securities Act, or the Shelf Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Shelf Registration Statement shall disclose that Holders may elect to resell Subject Securities without registration of such sales under the Shelf Registration Statement, by making such sales under and as permitted by Rules 144 or 145, as applicable, of the Commission under the Securities Act.

          (iv) If at any time or times after the Shelf Registration Statement is declared effective by the Commission, Purchaser determines that the offering of Beta Common Stock under the Shelf Registration Statement would be significantly disadvantageous to Purchaser because of, or improper in view of (or improper without disclosure in the prospectus included in the Shelf Registration Statement of), the existence or anticipation of a material financing, merger, acquisition or other material transaction or event involving Purchaser or its subsidiaries that has not been publicly disclosed, the unavailability of any required financial statements for reasons substantially beyond the control of the Purchaser, or other similar events or conditions involving Purchaser or its subsidiaries that have not been publicly disclosed (a "Disadvantageous Condition"), Purchaser shall be entitled to either suspend the effectiveness of the Shelf Registration
     Statement with the Commission or suspend the availability of the Shelf Registration for resales of Subject Securities by Holders, or may take both such actions, and shall promptly notify all Holders thereof by delivery of written notice (a "Suspension Notice"); provided, however, that Purchaser's obligation to maintain the Shelf Registration Statement current under this
     Section 9.15(b) shall not be suspended by reason of Purchaser's failure to disclose information at a time when public disclosure of such information is required by law. Upon receipt of a Suspension Notice, Holders shall immediately discontinue the use of the Shelf Registration Statement for any purpose until notified by Purchaser that the Shelf Registration Statement is current and available for use by Holders for sales of Subject Securities. Purchaser shall not be entitled to suspend the effectiveness of the Shelf Registration Statement until the later of (X) the removal of the Disadvantageous Conditions or (Y) for a period of not more than 60 consecutive days, or (B) 180 days within any twelve-month period. As promptly as practicable after the public disclosure of such Disadvantageous Condition or the Purchaser determines that the Disadvantageous Condition no longer exists, Purchaser shall amend or supplement the Shelf Registration Statement to the extent necessary to make the Shelf Registration Statement current, and shall give prompt written notice to all Holders when the Shelf Registration Statement is again available for resales of Subject Securities.

          (v) Purchaser shall promptly notify all Holders of Subject Securities of, and confirm in writing, the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose. Purchaser shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

          (vi) Purchaser will cause all of the Subject Securities to be listed on each securities exchange or market, as the case may be, on which similar securities issued by Purchaser are then listed no later than the effective date of the Shelf Registration Statement.

          (c) If at any time the Purchaser proposes to file a registration statement under the 1933 Act with respect to an offering by the Purchaser for its own account or for the account of any other Person of any class of equity security, including any warrants, options or other security convertible into or exchangeable for any equity security (other than a registration statement on Forms S-4 or S-8 (or their successor forms) or filed in connection with an exchange offer or an offering of securities solely to the Purchaser's existing stockholders, and other than as set forth in subsection (c)(i) below), then the Purchaser shall in each case give written notice of such proposed filing to the Holders at least twenty
     (20) days before the anticipated filing date, and such notice shall offer such Holders the opportunity to register such number of Subject Securities as each such Holder may request (a "Piggy-back Registration"). The Purchaser shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Holders requested to be included in the registration for such offering to include such securities in such offering on the same terms and conditions as any similar securities of the Purchaser included therein. Similarly, Purchaser may include the shares of any other Person in the Shelf Registration Statement as contemplated in subsection (b) above. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers an opinion to the Holders that the total amount of securities which they and any other Persons (other than the Purchaser) intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, then the amount of Subject Securities to be offered for the accounts of Holders of Subject Securities shall be reduced pro rata with all securities held by holders of securities having rights for inclusion therein to the extent necessary, in the opinion of such managing underwriter, to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter. In connection with the rights set forth in this subsection 9.15(c), it is agreed that:

               (i) Notwithstanding anything to the contrary contained in this Agreement, the Purchaser shall not be required to include Subject Securities in any registration statement if the proposed registration is (1) a registration of a stock option or other employee incentive compensation or employee benefit plan or of securities issued or issuable pursuant to any such plan, or a registration statement relating to warrants, options or shares of capital stock granted or to be granted or sold primarily to employees, directors or officers of the Purchaser, (2) a registration of securities issued or issuable pursuant to a stockholder reinvestment plan or other similar plan, (3) a registration of securities issued in exchange for any securities or any assets of, or in connection with a merger or consolidation with, an unaffiliated Purchaser, (4) a registration of securities pursuant to a "rights" or other similar plan designed to protect the Purchaser's stockholders from a coercive or other attempt to cause a change in control of the Purchaser, (5) a registration of securities filed pursuant to Rule 145 under the 1933 Act or any successor rule, or (6) a registration of preferred stock or securities issued in connection with any debt or preferred stock financing of the Purchaser.

               (ii) The Purchaser may withdraw any registration statement and abandon any proposed offering initiated by the Purchaser without the consent of any Person, including the Holders, notwithstanding the request of any such Holder to participate therein in accordance with this provision, if the Purchaser determines in its sole discretion that such action is in the best interests of the Purchaser and its stockholders (for this purpose, the interest of the Holders shall not be considered).

          (d) Purchaser will indemnify and hold harmless each Holder, each of such Holder's officers, directors, partners, or members, as the case may be, and each Person controlling such Holder, with respect to which registration or qualification of Subject Securities has been effected pursuant to this Section 9.15 against all claims, losses, damages, and liabilities, joint or several (or actions in respect thereof), arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement, prospectus, or offering circular, or in any document incorporated by reference in any of the foregoing, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Purchaser of any rule or regulation promulgated under the Securities Act applicable to Purchaser and relating to action or inaction required of Purchaser in connection with the Shelf Registration, each of such Holder's officers, directors, partners, or members, as the case may be, and each Person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims, loss, damage, liability or action; PROVIDED, however, that Purchaser will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to Purchaser by such Holder specifically for inclusion in any such registration statement, prospectus or offering circular. The obligations of Purchaser under the foregoing indemnity agreement shall survive the completion of the offering of Subject Securities under the Shelf Registration Statement .

          (e) Each Holder with respect to which registration or qualification of Subject Securities has been effected pursuant to this Section 9.15 will indemnify and hold harmless Purchaser, each of Purchaser's officers, directors, and each Person controlling Purchaser, against all claims, losses, damages, and liabilities, joint or several (or actions in respect thereof), arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or offering circular, or in any document incorporated by reference in any of the foregoing, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act or Exchange Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration or qualification, and will promptly reimburse Purchaser, each of Purchaser's officers, directors, and each Person controlling Purchaser, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims, loss, damage, liability or action; PROVIDED, however, that such Holder will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense does not arise out of or is not based upon any untrue statement or omission based upon written information furnished by such Holder specifically for inclusion in any such registration statement, prospectus or offering circular. The obligations of Holders under the foregoing indemnity agreement shall survive the completion of the offering of Subject Securities under any registration statement provided for in this Section 9.15.

          (f) All expenses incident to Purchaser's performance of or compliance with this Section 9.15, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Subject Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on The Nasdaq Stock Market and all securities exchanges on which similar securities issued by Purchaser are then quoted or listed, the fees and disbursements of counsel for Purchaser and its independent certified public accountants (including the expense of any special audit or comfort letters required by or incident to such performance), securities act liability insurance (if Purchaser elects to obtain such insurance), the fees and expenses of any special experts retained by Purchaser in connection with such registration, and fees and expenses of other Persons retained by
     Purchaser, in connection with each registration hereunder (but not including discounts, commissions, fees or expenses payable to underwriters that are attributable to the Subject Securities offered on behalf of the Selling Holder or the fees and expenses of counsel for any selling Holder) (collectively, the "Registration Expenses") will be borne by Purchaser.

          (g) Purchaser will also take such action as may be required to be taken under applicable blue sky laws in connection with the issuance of Beta Common Stock pursuant to this Agreement and in connection with resale of Subject Securities by Holders pursuant to the Shelf Registration Statement; PROVIDED that Purchaser will not be required to become qualified as a foreign corporation in any jurisdiction.

     9.16 Publicity. Prior to the Closing Date, all notices to third parties and all other publicity relating to the transactions contemplated by this Agreement shall be jointly planned, coordinated and approved by the Company, and Purchaser or Merger Sub; provided, however, that such approval shall not be unreasonably withheld.

     9.17 Exhibits. The Exhibits, Schedules and Attachments referred to herein are incorporated into this Agreement by reference. Such Exhibits, Schedules and Attachments may be amended or modified by a party provided that the other party ("Receiving Party") has been furnished with a copy of the Amendment or modification to such Exhibit, Schedule or Attachment; provided, however, that if any such amendment shall materially adversely affect the economics, financial or business considerations of the transactions contemplated under this Agreement as determined by the Receiving Party, such Receiving Party may terminate this Agreement in accordance with Section 8.1.4.

     9.18 Entire Agreement. This Agreement, together with Exhibits, Schedules and Attachments hereto, represents the entire agreement between the parties hereto with respect to the subject matter hereof and all prior agreements, understandings or negotiations shall be deemed merged herein. No representations, warranties, promises or agreements, express or implied, shall exist between the parties, except as stated herein.

     9.19 Currency Amounts. All references to dollar amounts in this Agreement shall refer to, and be interpreted solely as referring to, the dollar amount under the United States monetary system.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                                   BETA OIL & GAS, INC.
                                                   a Nevada corporation

                                                   By: _/s/ J. Chris Steinhauser

                                                   Its: _Chief Financial Officer



                                                 BETA ACQUISITION COMPANY, INC.
                                                 an Oklahoma corporation

                                                 By: _/s/ J. Chris Steinhauser

                                                 Its: _ President


                                                 RED RIVER ENERGY, INC.
                                                 an Oklahoma corporation

                                                 By: __/s/ Rolf  N. Hufnagel

                                                 Its: __President


                                                 THE RED RIVER SHAREHOLDERS


                                                 /s/ Rolf N. Hufnagel
                                                     Rolf N. Hufnagel


                                                 /s/ Robert E. Davis, Jr.
                                                     Robert E. Davis, Jr.


                                                 /s/ Stephen J. Vogel
                                                     Stephen J. Vogel


                                                 /s/ Janet L McGeehee
                                                     Janet L. McGeehee


                                                 /s/ Billy L. Basinger, Jr.
                                                     Billy L. Baysinger, Jr.


                                                 /s/ Brent A. Biggs
                                                     Brent A. Biggs


                                                 /s/ Mark A. Biggs
                                                     Mark A. Biggs